UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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LAYNE CHRISTENSEN COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LAYNE CHRISTENSEN COMPANY

May [•], 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Layne Christensen Company to be held at the Company’s Corporate Headquarters at 1800 Hughes Landing Blvd., Suite 700, The Woodlands, Texas 77380 on Friday, June 5, 2015, commencing at 10:00 a.m., local time. The business to be conducted at the meeting is described in the attached Notice of Annual Meeting and Proxy Statement. In addition, there will be an opportunity to meet with members of senior management and review the business and operations of the Company.

Your Board of Directors joins with me in urging you to attend the meeting. Whether or not you plan to attend the meeting, however, please sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person.

Sincerely yours,

/s/ Michael J. Caliel

Michael J. Caliel

President and Chief

Executive Officer

LAYNE CHRISTENSEN COMPANY

1800 Hughes Landing Boulevard, Ste. 700

The Woodlands, TX 77380

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2015

The Annual Meeting of Stockholders of Layne Christensen Company, a Delaware corporation (“Layne Christensen” or the “Company”), will be held at the Company’s Corporate Headquarters at 1800 Hughes Landing Blvd., Suite 700, The Woodlands, Texas, 77380, on Friday, June 5, 2015, commencing at 10:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

1.

To vote on the election of the Company’s six nominees for director to hold office for terms expiring at the 2016 Annual Meeting of the Stockholders of Layne Christensen and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal;

2.	To conduct an advisory vote to approve named executive officer compensation;

3.	To approve the flexible settlement feature of the Company’s 4.25% Convertible Notes due 2018;

4.	To approve increasing the number of shares of the Company’s common stock that are potentially issuable upon the conversion of the Company’s 8.00% Senior Secured Second Lien Convertible Notes;

5.

To consider and act upon ratification of the selection of the accounting firm of Deloitte & Touche LLP as the independent auditors of Layne Christensen Company for the fiscal year ending January 31, 2016; and

6.	To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

The Board of Directors of Layne Christensen has fixed the close of business on April 13, 2015, as the record date for determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof.

All stockholders are cordially invited to attend the meeting. Whether or not you intend to be present at the meeting, the Board of Directors of Layne Christensen encourages you to sign, date and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. You may revoke your proxy at any time before it is exercised and it will not be used if you attend the meeting and prefer to vote in person. Your vote is important and all stockholders are urged to be present in person or by proxy.

By Order of the Board of Directors,

Steven F. Crooke

Senior Vice President — Chief Administrative Officer,

General Counsel and Secretary

May [•], 2015

The Woodlands, Texas

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on June 5, 2015: The Proxy Statement and Annual Report to Stockholders are available to you at http://www.edocumentview.com/LAYN.

LAYNE CHRISTENSEN COMPANY

1800 Hughes Landing Boulevard, Ste. 700

The Woodlands, TX 77380

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2015

INTRODUCTION

This Proxy Statement is being furnished to the stockholders of Layne Christensen Company, a Delaware corporation (“Layne Christensen” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 5, 2015, and at any adjournment or adjournments thereof (the “Annual Meeting”). The Annual Meeting will commence at 10:00 a.m., local time, and will be held at the Company’s Corporate Headquarters at 1800 Hughes Landing Blvd., Suite 700, The Woodlands, Texas 77380.

This Proxy Statement and the enclosed form of proxy were first mailed to the Company’s stockholders on or about May [•], 2015.

Proxies

You are requested to complete, date and sign the enclosed form of proxy and return it promptly to the Company in the enclosed postage prepaid envelope. Shares represented by properly executed proxies will, unless such proxies have been revoked prior to exercise, be voted in accordance with the stockholders’ instructions indicated in the proxies. If no instructions are indicated, such shares will be voted in favor of the election of the nominees for director named in this Proxy Statement; in favor of the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement; in favor of the flexible settlement feature of the Company’s 4.25% Convertible Notes Due 2018; in favor of increasing the number of shares of the Company’s Common Stock (the term “Common Stock” is hereinafter defined under Item 4) that are potentially issuable upon the conversion of the Company’s 8.00% Senior Secured Second Lien Convertible Notes; in favor of ratifying the selection of the accounting firm of Deloitte & Touche LLP as the Company’s independent auditors for the current fiscal year; and, as to any other matter that properly may be brought before the Annual Meeting, in accordance with the discretion and judgment of the appointed proxies. A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by filing written notice of revocation with the Secretary of the Company, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

If you plan to attend the Annual Meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee (commonly referred to as being held in “street” name), proof of ownership may be required for you to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Voting at the Meeting

For purposes of voting on the proposals described herein, the presence in person or by proxy of stockholders holding a majority of the total outstanding shares of the Company’s Common Stock shall constitute a quorum at the Annual Meeting. Only holders of record of shares of the Company’s Common Stock as of the close of business on April 13, 2015 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, 19,643,551 shares of the Company’s Common Stock were outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly to come before the Annual Meeting.

Directors are elected by a plurality (a number greater than those cast for any other candidates) of the votes cast, in person or by proxy, of stockholders entitled to vote at the Annual Meeting for that purpose. In accordance with Delaware law, a stockholder entitled to vote in the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Votes withheld in connection with the election of one or more nominees for director will not be counted as votes cast for such nominees, and will not have any effect on the outcome of the election. All other matters will be determined by a vote of a majority of the votes cast affirmatively or negatively by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Under Delaware law, abstentions are not considered votes cast and will have no effect on whether a matter is approved.

On certain routine matters, such as the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company, if a stockholder that holds its shares through a broker does not provide instructions to that broker on how the stockholder wishes to vote, the broker will be allowed to exercise discretion and vote on behalf of the stockholder. A broker is prohibited, however, from voting on other non-routine matters, including the election of directors, the advisory vote on executive compensation, the flexible settlement feature of the Company’s 4.25% Convertible Notes Due 2018, and increasing the number of shares of the Company’s Common Stock that are potentially issuable upon the conversion of the Company’s 8.00% Senior Secured Second Lien Convertible Notes. Broker “non-votes” will occur when a broker does not receive voting instructions from a stockholder on a non-routine matter or if the broker otherwise does not vote on behalf of a stockholder. Broker non-votes will not count in determining the number of votes cast with respect to the election of directors or a proposal that requires a majority of votes cast and, therefore, will not affect the outcome of the election of directors or the voting on such a proposal.

Solicitation of Proxies

This solicitation of proxies for the Annual Meeting is being made by the Company’s Board of Directors, which is sometimes referred to in this Proxy Statement as the Board. The Company will bear all costs of such solicitation, including the cost of preparing and mailing this Proxy Statement and the enclosed form of proxy. After the initial mailing of this Proxy Statement, proxies may be solicited by mail, telephone, facsimile transmission, electronically or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses, together with those of the Company’s transfer agent, will be paid by the Company.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination at least ten days prior to the date of the Annual Meeting during normal business hours at the Company’s Corporate Headquarters, 1800 Hughes Landing Boulevard, Ste. 700, The Woodlands, TX 77380. The list will also be available at the Annual Meeting.

ITEM 1

ELECTION OF DIRECTORS

One of the purposes of this Annual Meeting is to elect six directors to serve one-year terms expiring at the Annual Meeting of Stockholders in 2016 and until their successors are duly elected and qualified or until their earlier death, retirement, resignation or removal. The Company’s Board of Directors consists of six directors. The Board of Directors has designated Messrs. David A.B. Brown, Michael J. Caliel, J. Samuel Butler, Nelson Obus, Robert R. Gilmore and John T. Nesser III as the nominees proposed for election at the Annual Meeting. Mr. Caliel was appointed to the Board on January 2, 2015 to fill a vacancy created by the departure of Rene J. Robichaud, our former Chief Executive Officer and President, on June 30, 2014. Mr. Caliel has assumed Mr. Robichaud’s position as the Company’s President and Chief Executive Officer.

Unless authority to vote for the nominees is withheld, it is intended that the shares represented by properly executed proxies in the form enclosed will be voted for the election of the nominees for director. In the event that one or more of the nominees should become unavailable for election, it is intended that the shares represented by the proxies will be voted for the election of such substitute nominee as may be designated by the Board of Directors, unless the authority to vote for the nominee who has ceased to be a candidate has been withheld. The nominees have indicated their willingness to serve as directors if elected, and the Board of Directors has no reason to believe that the nominees will be unavailable for election.

The Board of Directors unanimously recommends that you vote “FOR” the election of David A.B. Brown, Michael J. Caliel, J. Samuel Butler, Nelson Obus, Robert R. Gilmore and John T. Nesser III as directors of the Company.

Nominees for Director

The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors at the Annual Meeting.

Name	Age	Present Position with the Company	Director Since

David A.B. Brown	71	Director, Chairman of the Board	2003

Michael J. Caliel	55	Director, President and Chief Executive Officer	2015

J. Samuel Butler	69	Director	2003

Nelson Obus	68	Director	2004

Robert R. Gilmore	63	Director	2009

John T. Nesser III	66	Director	2013

The business experience during the last five fiscal years of the persons nominated by the Board of Directors for election as directors at the Annual Meeting is as follows:

David A.B. Brown served as the Company’s interim President and CEO from June 25, 2014 through January 2, 2015. Mr. Brown also served as Chairman of the Board of Directors of Pride International, Inc. from 2005 until Pride’s acquisition by Ensco Plc in 2011, at which time he became a member of the Board of Directors of Ensco Plc and served in such capacity until May 2014. He is also on the board of directors of EMCOR Group, Inc., and from 1984 to 2005 Mr. Brown was president of The Windsor Group, a consulting firm that focused on strategic issues facing oilfield services and engineering companies. He is a Chartered Accountant and CPA and has over 40 years of energy-related experience. Mr. Brown’s pertinent experience, qualifications, attributes and skills include: financial literacy and extensive managerial experience attained from serving as the president of The Windsor Group, the chairman of Pride International, Inc., and the interim President and Chief Executive Officer of the Company, the knowledge and experience he has attained from service on other public company boards, and the knowledge and experience he has attained from his service on the Company’s Board since 2003, and in his capacity as the Company’s Chairman since 2005.

Michael J. Caliel was appointed President and Chief Executive Officer of the Company on January 2, 2015. Mr. Caliel has 30 years of global sales, management and operating experience. From 2011 to 2014, Mr. Caliel served as President and Chief Executive Officer of the Invensys Software and Industrial Automation Division of Invensys plc, a LSE-listed global software, systems and technology company that serves both manufacturing and infrastructure industries. From 2006 to 2011, Mr. Caliel served as President, CEO, and Executive Director of Integrated Electrical Services, Inc., a Nasdaq-listed national provider of electrical and communications solutions for the commercial, industrial and residential markets. Mr. Caliel’s pertinent experience, qualifications, attributies and skills include: extensive managerial and operational experience attained from serving as the President and CEO of Invensys Software, and as the President, CEO, and Executive Director of Integrated Electrical Services, Inc.

J. Samuel Butler has been president of Trinity Petroleum Management, LLC, an oil and gas management outsourcing company, since 1996. Mr. Butler has also served as chairman of the board, chief executive officer and president of ST Oil Company, an independent oil and gas exploration and production company, since 1996. Mr. Butler was appointed to the Colorado School of Mines Board of Governors in 2009, and in 2007, Mr. Butler became the chairman of Genesis Gas & Oil Partners LLC, a private oil and gas partnership focused on the acquisition and exploitation of coalbed methane and other unconventional oil and gas reserves. Mr. Butler’s pertinent experience, qualifications, attributes and skills include: financial literacy and extensive managerial experience attained from serving as the president, chairman and chief executive officer of two companies in the oil and gas industry, Trinity Petroleum Management, LLC and ST Oil Company, the knowledge and experience he has attained from service on other company boards, and the knowledge and experience he has attained from his service on the Company’s Board since 2003.

Nelson Obus has served as president of Wynnefield Capital, Inc. since November 1992 and as the managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two partnerships and Wynnefield Capital, Inc. manages one partnership, all three of which invest in small-cap value U.S. public equities. Mr. Obus served as a member of the board of directors of Gilman Ciocia, Inc., a company that provides income tax return preparation, accounting and financial planning services from September 2007 to January 2012. Mr. Obus is also a member of the board of directors of Breeze-Eastern Corporation, a company that designs, develops, manufactures, sells and services sophisticated mission equipment for helicopters. Mr. Obus’ pertinent experience, qualifications, attributes and skills include: financial literacy and expertise, capital markets expertise and managerial experience gained through his leadership roles and ownership interests in related investment management companies, Wynnefield Capital Management, LLC and Wynnefield Capital, Inc., the knowledge and experience he has attained from service on other public company boards, and the knowledge and experience he has attained from his service on the Company’s Board since 2004.

Robert R. Gilmore is an independent CPA. From 1997 to May 2006 and from March 2008 to present, Mr. Gilmore has served as an independent financial consultant to a number of companies. From May 2006 to February 2008, he was chief financial officer of NextAction Corporation, a private company engaged in multi-channel direct marketing using technology-based proprietary lead generation methods for the retail industry. Since April 2003, Mr. Gilmore has been a director of Eldorado Gold Corporation, serving as non-executive chairman of the board since December 2009. Since June 2010, Mr. Gilmore has been a director of Fortuna Silver Mines, Inc. Mr. Gilmore also served as a director of Global Med Technologies, Inc. from March 31, 2006, until March 2010. From July 2007 to March 2009, Mr. Gilmore was also a director of Frontera Copper Corporation. Mr. Gilmore was also a director of Ram Power Corporation from October 2009 until April 2010. Mr. Gilmore’s pertinent experience, qualifications, attributes and skills include: public accounting and financial reporting expertise (including extensive experience as a certified public accountant), managerial experience attained from serving as the chief financial officer of NextAction Corporation, the knowledge and experience he has attained from service on other public company boards, and the knowledge and experience he has attained from his service on the Company’s Board since 2009.

John T. Nesser III brings 40 years of executive, corporate, and legal experience to the Company, including a proven record of success in the international oil & gas, engineering & construction, and maritime industries. Since July 2013, Mr. Nesser has served as the co-founder, co-chief executive officer and manager of All Coast, LLC, the owner and operator of a large fleet of Liftboards for the offshore oil and gas market in the Gulf of Mexico. Beginning in 1998 through his retirement in July 2011, Mr. Nesser held positions of increasing responsibility at McDermott International, a NYSE-listed international engineering and construction company, including chief operating officer responsible for all worldwide operations, chief administrative and legal officer and general counsel. Prior to joining McDermott, Mr. Nesser served as managing partner of Nesser, King and LeBlanc, a law firm that he co-founded in 1985. Mr. Nesser also serves on the Board of Directors of Thermon Group Holdings, Inc. Mr. Nesser served on the Board of Directors of Seahawk Drilling Incorporated from August 2009 to October 2011. In February 2011, Seahawk Drilling Incorporated announced that substantially all of its assets would be sold to Hercules Offshore, Inc., such sale being implemented through a Chapter 11 bankruptcy filing, citing heavy losses due to the slow issuance of shallow water drilling permits following the April 2010 oil spill in the Gulf of Mexico and other factors. Mr. Nesser’s pertinent experience, qualifications, attributes and skills include: financial literacy and extensive managerial experience attained from serving as the chief operating officer of McDermott International, legal experience attained from serving as the general counsel of McDermott International and practicing law at a private law firm that he co-founded, the knowledge and experience he has attained from service on other public company boards, and the knowledge and experience he has attained from his service on the Company’s Board since 2013.

There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director of the Company.

Compensation of Directors

For fiscal 2015, each director of the Company who was not also an employee of the Company, except the Chairman of the Board and Mr. Anthony Helfet, received an annual retainer of $47,500. Mr. Helfet received a prorated retainer in the amount of $25,000 for fiscal 2015, in light of his partial year of service during fiscal 2015. The Chairman of the Board received an annual retainer of $37,500 for fiscal 2015 for his service for the portion of fiscal 2015 during which he was not serving as interim President and Chief Executive Officer. The Chairmen of the Audit, the Compensation and the Nominating & Corporate Governance Committees received additional annual retainers of $15,000, $10,000 and $5,000, respectively, for fiscal 2015. All such retainers were payable in quarterly installments. In addition, each non-employee director received $1,500 for each board meeting he attended either in person or via teleconference and each member of the Audit, the Compensation and the Nominating & Corporate Governance committees received $1,500 for each committee meeting he attended either in person or via teleconference during fiscal 2015. As an additional component of their compensation packages, all non-employee directors of the Company receive a one-time award of an option to purchase 3,000 shares of the Company’s Common Stock upon becoming a member of the Board. For fiscal 2015, each non-employee director, except the Chairman, also received an annual award of restricted stock or stock options of the Company, or a combination of both, whichever he chose, with a value approximately equal to $50,000 on the date of the award. For fiscal 2015, the Chairman received an annual award of either restricted stock or stock options of the Company or a combination of both, whichever he chose, with a value equal to $75,000 on the date of the award as consideration for his services as a director. The annual equity award for fiscal 2015 was made on May 1, 2014. The restricted stock is valued based on the market price of the Company’s Common Stock on the day the stock is issued, vests one year from the date of issuance, and is otherwise subject to all of the terms and conditions of the Company’s 2006 Equity Incentive Plan, or such other plan under which the restricted stock may be issued. The director options have an exercise price equal to the market price of the Common Stock on the day they were issued, are 100% vested upon issuance, have a ten-year life and are otherwise subject to all of the terms and conditions of the 2006 Equity Incentive Plan or such other plan under which the options may be issued. Directors of the Company who are also employees of the Company receive no compensation for service to the Company as directors.

A director may elect to defer receipt of all or a portion of his cash compensation in accordance with the terms of the Company’s Deferred Compensation Plan for Directors. Under the Company’s Deferred Compensation Plan for Directors, non-employee directors of the Company can elect to receive deferred compensation in three forms—a cash credit, a stock credit or a combination of the two. The value of deferrals made in the form of a stock credit track the value of the Company’s Common Stock. Deferrals made in the form of a cash credit will accumulate interest at a rate based on the annual yield of the longest term United States Treasury Bond outstanding at the end of the preceding year. All payments made under the plan will be made in cash. As of January 31, 2015, Mr. Brown had accumulated the equivalent of 15,370.72 shares of Common Stock in his stock credit account, Mr. Butler had accumulated the equivalent of 2,939.76 shares of Common Stock in his stock credit account, Mr. Obus had accumulated the equivalent of 15,253.55 shares of Common Stock in his stock credit account and Mr. Gilmore had accumulated the equivalent of 762.97 shares of Common Stock in his stock credit account. Mr. Nesser and Mr. Helfet had no shares of Common Stock in their respective stock credit accounts.

The following table sets forth the compensation paid to our directors during the fiscal year ended January 31, 2015. Because Mr. Brown (in his capacity as interim President and CEO), Mr. Caliel and Mr. Robichaud were were also employed by the Company during the fiscal year, their compensation is reported in our Summary Compensation Table and not in the following table.

Fiscal 2015 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Total

J. Samuel Butler	$90,000	$50,006	—	$140,006

Nelson Obus	$88,000	$50,006	—	$138,006

Robert R. Gilmore	$103,000	$50,006	—	$153,006

John T. Nesser III	$92,000	$24,994	$25,003	$141,997

Anthony B. Helfet, former director(4)	$36,000	$50,006	—	$86,006

(1)	Includes amounts deferred under the Company’s Deferred Compensation Plan for Directors for the accounts of Messrs. Obus and Gilmore in the amounts of $47,500 and $40,500, respectively.

(2)

The amount reported in this column is equal to the grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 for each stock award. Mr. Helfet forfeited his stock award upon completion of his service as a director. As of January 31, 2015, the Company had aggregate outstanding unvested restricted stock awards to non-employee directors in the amounts of 2,909 shares held by each of Messrs. Butler, Obus and Gilmore, as well as 1,454 shares held by Mr. Nesser.

(3)

The amount reported in this column is equal to the grant date fair value computed in accordance with ASC Topic 718 for each option award. As of January 31, 2015, the Company had aggregate outstanding option awards to non-employee directors in the amounts of 8,030, 7,979, 13,420, 7,736 and 6,444 held by Messrs. Butler, Helfet, Obus, Gilmore and Nesser, respectively.

(4)	Mr. Helfet completed his service on the Board on the date of last year’s annual meeting of stockholders.

Meetings of the Board and Committees

During the fiscal year ended January 31, 2015, the Company’s Board of Directors held thirteen meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which they served that were held during such fiscal year and during the period which such director served. It should be noted that the Company’s directors discharge their responsibilities throughout the year, not only at such Board of Directors and committee meetings, but through personal meetings and other communications with members of management and others regarding matters of interest and concern to the Company.

The Company has a policy encouraging its directors to attend the Annual Meeting of Stockholders. All directors then serving attended the Company’s 2014 Annual Meeting.

Pursuant to the Company’s Bylaws, the Board of Directors has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, as amended, a Nominating & Corporate Governance Committee and a Compensation Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its responsibilities with respect to the oversight of (i) the integrity of the Company’s financial statements, financial reporting process and internal control system; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm qualifications and independence; (iv) the performance of the Company’s internal audit function and its independent auditors and (v) the system of internal controls and disclosure controls and procedures established by management. The Audit Committee is responsible for the appointment of the Company’s independent registered public accounting firm and the terms of their engagement, reviewing the Company’s policies and procedures with respect to internal auditing, accounting, financial and disclosure controls and reviewing the scope and results of audits and any auditor recommendations. The Audit Committee held four meetings during the fiscal year ended January 31, 2015, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding issues within the committee’s area of responsibility. The Amended and Restated Audit Committee Charter is available on the Company’s website under the heading “Governance” on the Investor Relations page (http://investor.laynechristensen.com/governance.cfm). The current members of the Audit Committee are Robert R. Gilmore (Chairperson), J. Samuel Butler, Nelson Obus and John T. Nesser III. All of the members of the Audit Committee are independent within the meaning of SEC regulations and the NASDAQ listing standards. The Board has determined that all members of the committee are qualified as audit committee financial experts within the meaning of SEC regulations and that such members are financially literate and have experience in finance or accounting resulting in their financial sophistication within the meaning of the NASDAQ listing standards. The Report of the Audit Committee for fiscal year 2015 appears below.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of independent directors as required by and in compliance with the listing standards of the NASDAQ Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The functions of the Audit Committee are set forth in its charter. One of the Audit Committee’s principle functions is overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial reporting process, principles and internal controls as well as preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended January 31, 2015, with management and the independent registered accounting firm. The Audit Committee has discussed with the independent registered accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (United States) (“PCAOB”) Auditing Standard No. 16, “Communications with Audit Committees.” The independent registered public accounting firm has provided to the Audit Committee the written disclosures under applicable requirements of the PCAOB, and the Audit Committee has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of information technology and other non-audit services to the Company is compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

Based on the reports and discussions described above, the Audit Committee has approved the inclusion of the Company’s audited financial statements and Management’s Report on Internal Control Over Financial Reporting in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015, which was filed with the Securities and Exchange Commission.

Respectfully submitted on April 24, 2015, by the members of the Audit Committee of the Board of Directors:

Robert R. Gilmore, Chairman

J. Samuel Butler

Nelson Obus

John T. Nesser III

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee (the “Nominating Committee”), in accordance with the process described below under the heading “Selection of Board Nominees,” identifies individuals qualified to become members of the Company’s Board of Directors, recommends to the Board proposed nominees for Board membership, recommends to the Board directors to serve on each standing committee of the Board and assists the Board in developing and overseeing corporate governance guidelines. The Nominating Committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of age, background and experience represented on the Board, and the Nominating Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board. The Nominating & Corporate Governance Committee Charter is available on the Company’s website under the heading “Governance” on the Investor Relations page (http://investor.laynechristensen.com/governance.cfm). The Nominating Committee held one meeting during the fiscal year ended January 31, 2015, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding issues within the committee’s area of responsibility. The current members of the Nominating Committee are J. Samuel Butler (Chairperson), David A.B. Brown, Robert R. Gilmore, Nelson Obus and John T. Nesser. Messrs. Butler, Gilmore, Obus and Nesser are independent within the meaning of SEC regulations and the NASDAQ listing standards and the Board of Directors has determined that Mr. Brown is independent under the SEC regulations and the Nasdaq listing standards other than during the time that he served as interim President and CEO.

Compensation Committee

The Compensation Committee establishes annual and long-term performance goals and objectives for the Company’s management, evaluates the performance of management and makes recommendations to the Board of Directors regarding the compensation and benefits of the Company’s executive officers and the members of the Board of Directors. The Compensation Committee also administers certain of the Company’s incentive plans, including the Company’s Executive Incentive Compensation Plan. The Amended and Restated Compensation Committee Charter is available on the Company’s website under the heading “Governance” on the Investor Relations page (http://investor.laynechristensen.com/governance.cfm). The current members of the Compensation Committee are John T. Nesser III (Chairperson), David A.B. Brown, J. Samuel Butler, Robby Gilmore and Nelson Obus. Messrs. Nesser, Butler, Gilmore and Obus are independent within the meaning of SEC regulations and the NASDAQ listing standards and the Board of Directors has determined that Mr. Brown is independent under the SEC regulations and the Nasdaq listing standards other than during the time that he served as interim President and CEO. The Compensation Committee met seven times during the fiscal year ended January 31, 2015, in addition to personal meetings and other communications conducted throughout the year with members of management and each other regarding compensation issues within the committee’s area of responsibility.

Selection of Board Nominees

The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the stockholder considers appropriate or that is required by the Company’s bylaws relating to stockholder nominations as described below under the heading “Advance Notice Procedures.” The Company’s Secretary will forward the information to the members of the Nominating Committee, who will consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the proxy rules, the Company’s bylaws, the Company’s Nominating Committee Charter, the Company’s Corporate Governance Guidelines and the director selection procedures established by the Nominating Committee.

Once the Nominating Committee has identified a prospective nominee candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating Committee with the recommendation of the prospective candidate, as well as the Nominating Committee’s own knowledge of the candidate. This information may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the criteria and qualifications described below. If the Nominating Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, the Nominating Committee then evaluates the prospective nominees against the criteria and qualifications set out in the Company’s Corporate Governance Guidelines. Such criteria and qualifications include:

●	a general understanding of management, marketing, accounting, finance and other elements relevant to the Company’s success in today’s business environment;

●	an understanding of the principal operational, financial and other plans, strategies and objectives of the Company;

●	an understanding of the results of operations and the financial condition of the Company and its significant business segments for recent periods;

●	an understanding of the relative standing of the Company’s significant business segments vis-à-vis competitors;

●	the educational and professional background of the prospective candidate;

●	the prospective nominee’s standards of personal and professional integrity;

●	the demonstrated ability and judgment necessary to work effectively with other members of the Board to serve the long-term interests of the stockholders;

●	the extent of the prospective nominee’s business or public experience that is relevant and beneficial to the Board and the Company;

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the prospective nominee’s willingness and ability to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings;

●	the prospective nominee’s commitment to the long-term growth and profitability of the Company; and

●	the prospective nominee’s ability to qualify as an independent director as defined in the NASDAQ listing standards.

However, as determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential director candidates is necessarily dynamic and an evolving process, the Board believes that it is not always in the best interests of the Company or its stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and the Company at a particular point in time.

The Nominating Committee also considers such other relevant factors as it deems appropriate, including the current composition and diversity of age, background and experience of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating Committee determines whether to interview the prospective nominees, and, if warranted, one or more members of the Nominating Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating Committee.

Leadership Structure of the Board

The Company’s Corporate Governance Guidelines do not require the separation of the roles of Chairman of the Board and Chief Executive Officer, as the Board believes that an effective board leadership structure can be highly dependent on the experience, skills and personal interaction between persons in leadership roles. Since 1992, other than during Mr. Brown’s service as interim Chief Executive Officer, the Company has separated the positions of chairman and chief executive officer. During the period in which Mr. Brown served as Chairman and interim Chief Executive Officer, the Board appointed John T. Nesser III to serve as lead independent director. Mr. Brown resumed his role as the independent chairman following the appointment of Michael J. Caliel as the Chief Executive Officer of the Company. The Board believes this structure provides strong leadership for the Board, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders. The Board also believes that this structure has afforded the Company an effective combination of internal and external experience, continuity and independence that has served the Board and the Company well.

Chief Executive Officer Succession Planning

Assuring that the Company has the appropriate management talent to successfully pursue the Company’s strategies is one of the Board’s primary responsibilities. To fulfill this responsibility the Board has adopted a policy to assure that the Company has in place an appropriate plan to address succession should the Company’s Chief Executive Officer become unexpectedly unable to perform his duties, Chief Executive Officer succession in the ordinary course of business, and succession for key members of senior management. The Board annually reviews the senior executive team’s experience, skills, and competencies and assesses which, if any, of the executives possess, or have the ability to develop, attributes the Board believes are necessary to lead and achieve the Company’s goals. The Company’s succession plan is reviewed annually by the Board.

Communications with the Board of Directors

The Board of Directors has approved a formal policy for stockholders to send communications to the Board or its individual members. Stockholders can send communications to the Board and specified individual Directors by mailing a letter to the attention of the Board or a specific Director (c/o the General Counsel) at Layne Christensen Company, 1800 Hughes Landing Boulevard, Ste. 700, The Woodlands, TX 77380, or by sending a message through the Company’s website at http://investor.laynechristensen.com/contactus.cfm.

Upon receipt of a communication for the Board or an individual Director, the General Counsel will promptly forward any such communication to all the members of the Board or the individual Director or Directors, as appropriate. If a communication to an individual Director deals with a matter regarding the Company, the General Counsel will forward the communication to the entire Board, as well as the individual Director. Neither the Board nor a specific Director is required to respond to stockholder communications and when responding shall do so only in compliance with the Company’s Corporate Governance Guidelines.

Risk Oversight

The Board considers oversight of the Company’s risk management efforts to be a responsibility of the entire Board. The Board’s role in risk oversight includes receiving regular reports from members of senior management on areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal and regulatory, security, strategic and reputational risks. The full Board (or the appropriate Committee, in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate members of management to enable the Board (or Committee) to understand the Company’s risk identification, risk management, and risk mitigation strategies. When a report is vetted at the Committee level, the chairperson of that Committee subsequently reports on the matter to the full Board. This enables the Board and its Committees to coordinate the Board’s risk oversight role. The Board also believes that risk management is an integral part of Layne Christensen’s annual strategic planning process, which addresses, among other things, the risks and opportunities facing the Company.

Part of the Audit Committee’s responsibilities, as set forth in its charter, is to review with corporate management, the independent auditors and the internal auditors, if applicable, any legal matters, risks or exposures that could have a significant impact on the financial statements and the steps management has taken to minimize the Company’s exposure. In this regard, the Company’s internal auditors prepare annually a comprehensive risk assessment report and review that report with the Audit Committee. This report identifies the material business risks for the Company, and identifies the Company’s internal controls that respond to and mitigate those risks. The Company’s management regularly evaluates these controls, and the Audit Committee is provided regular updates regarding the effectiveness of the controls. The Audit Committee regularly reports to the full Board.

Risk Assessment of Compensation Policies

In March 2015, the Company conducted a risk assessment of its compensation policies and practices. The Company’s compensation policies and practices were evaluated to ensure that they do not foster risk-taking above the level of risk associated with the Company’s business model. The Company considered the design and operation of its compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, and evaluated the relationship between the Company’s risk management and these arrangements. The results of the assessment were then reported to the Compensation Committee. Based on this assessment, the Compensation Committee concluded that the Company has a balanced pay and performance program that does not encourage unnecessary or excessive risk-taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Other Corporate Governance Matters

All of the members of the Board are independent within the meaning of SEC regulations and the NASDAQ listing standards, with the exception of Michael J. Caliel. Mr. Caliel is considered an inside director because of his employment as an executive of the Company. During Mr. Brown’s service as interim President and CEO, he was not considered independent. Following such service, which did not last longer than a year, the Board of Directors determined that he is independent under applicable SEC regulations and the NASDAQ listing standards.

Transactions with Management/Related-Party Transactions

The Company considers any transaction that would require disclosure under Item 404(a) of Regulation S-K to be a related-party transaction. The Company has an Employee Conflict of Interest Policy that requires employees to identify potential conflicts of interest, including related-party transactions, to the Compliance Department. Furthermore, the Company’s Audit Committee must review and approve all related-party transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company was not a party to any transactions with any directors or executive officers of the Company during the last fiscal year requiring disclosure under the regulations of the Securities and Exchange Commission.

The Company has a Code of Business Conduct and Ethics that applies to all directors and employees of the Company, including the chief executive officer, chief financial officer and controller. The Code of Business Conduct and Ethics is available free of charge on the Company’s website under the heading “Governance” on the Investor Relations page (http://investor.laynechristensen.com/governance.cfm).

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers (which we refer to collectively as our “Executives”) for fiscal 2015 should be read together with the compensation tables and related disclosures set forth below.

Executive Summary

Our compensation program for our Executives is designed to attract and retain top-quality executives, tie annual and long-term equity incentives to achievement of measurable corporate, business unit and individual performance objectives, and align the Executives’ incentives with stockholder value creation. To achieve these objectives, our executive compensation program emphasizes performance-based incentive compensation under our Executive Short-Term Incentive Plan (the “STI Plan”) and our Long-Term Incentive Plan (the “LTI Plan”), which aligns our Executives’ compensation with the Company’s financial performance and stock price, providing them with an incentive to maximize stockholder value. Our Compensation Committee (the “Committee”) is responsible for establishing and overseeing the administration of annual and long-term performance goals for our Executives, as well as setting the overall compensation philosophy for the Company, subject to approval by the Board. Consistent with our strong pay-for-performance culture, the Committee seeks to tie the compensation of the Executives to the Company’s financial and stock performance.

As discussed below, fiscal 2015 was a year of transition for the Company’s leadership team. The leadership changes and the impact on the Company’s executive compensation program are described below under “—Leadership Changes in Fiscal 2015”. Several of the Executives (Messrs. Caliel, Brown and Atchison) did not participate in our full compensation program for fiscal 2015 due to the interim nature of their employment (in the case of Messrs. Brown and Atchison) or as a result of being hired late in the fiscal year (in the case of Mr. Caliel).

The Committee believes that its historical commitment to a strong pay-for-performance philosophy is evidenced by the fact that in the recent past, the Company’s executive officers have realized very little value from the equity awards that have been granted to them. For example, during the period from fiscal 2011 through fiscal 2015, over 845,000 shares of performance-contingent restricted stock, performance-contingent restricted stock units, (collectively, “performance shares”) and stock options, with an aggregate grant date fair market value of approximately $8.8 million were granted to our executive officers. As of January 31, 2015, due to the decrease of the Company’s performance and stock price, the executive officers have not been able to realize any value from these awards.

Due to the general business climate and outlook for the Company, the Committee did not make any changes to base salaries for the Executives in fiscal 2015, with the exception of providing a raise to Mr. Crooke in December 2014 in connection with assigning him the additional responsibility of serving as the Company’s Chief Administrative Officer.

Under the STI Plan, performance was linked to Company achievement of an EBITDA threshold of at least $50.6 million for fiscal 2015 (which was not met) and the achievement of individual performance goals. In addition, Mr. Purlee and Mr. Thalacker, as heads of our Inliner and Water Resources divisions, had the majority of their STI opportunity linked to achievement of an EBITDA threshold of at least $19.1 million at the Inliner division and $15.9 million at the Water Resources division, respectively, both of which were met. As a result of the poor overall company financial performance, none of our Executives (other than Mr. Purlee and Mr. Thalacker) received any awards under the STI Plan for fiscal 2015. See “Compensation Components—Short Term Incentive Plan—Awards for Fiscal 2015”.

Under the LTI Plan for fiscal 2015, the Committee recommended and the Board approved equity awards consisting of a combination of stock options, performance shares (which will vest only if the Company’s stock price significantly increases over the three-year period from the date of grant), and time-vesting restricted stock units (which are subject to a three-year cliff vesting and cannot be sold until the Executive is no longer employed by the Company).

Additionally, the Committee recommended and the Board approved awards made in connection with the hiring of certain Executives.

The remainder of this Compensation Discussion and Analysis addresses the following topics in greater detail:

●	identification of our named executive officers;
●	leadership changes in fiscal 2015;
●	the objectives of our compensation program;
●	the role others play in designing and implementing our compensation program, including compensation consultants, peer groups and our Chief Executive Officer;
●	the components of compensation for our Executives, including the determination of base salaries, annual bonuses under our STI Plan and equity grants under our LTI Plan; and
●	the manner in which the Company addresses Internal Revenue Code limits on deductibility of compensation.

The compensation tables appear immediately following this Compensation Discussion and Analysis.

Named Executive Officers

Our “named executive officers” (referred to as “Executives” throughout) are the executive officers that are included in the Summary Compensation Table on page [•]. They include the following current officers:

Name	Title
Michael J. Caliel	President and Chief Executive Officer
Andrew Atchison	Interim Chief Financial Officer
Steven F. Crooke	SVP, Chief Administrative Officer and General Counsel
Larry Purlee	President of Inliner
Ronald Thalacker	President of Water Resources

Under applicable SEC rules, our Executives for fiscal 2015 also include the following former executive officers: Rene J. Robichaud (who resigned as Chief Executive Officer effective June 25, 2014), David A.B. Brown (who served as interim Chief Executive Officer from June 25, 2014 through January 2, 2015), James R. Easter (who resigned as Chief Financial Officer effective August 1, 2014), Gernot E. Penzhorn (whose position as Senior Vice President of Operations - International was eliminated effective January 30, 2015), and David D. Singleton (who resigned as Senior Vice President of Operations - Domestic effective January 30, 2015).

Leadership Changes in Fiscal 2015

Fiscal 2015 was a year of transition for the Company’s leadership team. The leadership changes and the impact on the Company’s executive compensation program are described below.

Resignation of Rene J. Robichaud as Chief Executive Officer

Mr. Robichaud resigned from the Company effective June 25, 2014. His severance payments that are listed in the Summary Compensation Table are governed by the terms of his existing severance agreement with the Company dated July 29, 2011, which is described under “Executive Compensation and Other Information—Potential Payments Upon Change of Control, Retirement, Death or Disability.” Mr. Robichaud forfeited 52,500 restricted shares of Common Stock that were unvested as of the date of his termination of employment that were issued as part of a restricted stock inducement grant in connection with his hiring.

Hiring of David A. B. Brown as interim Chief Executive Officer

David A.B. Brown, our non-executive Chairman of the Board, served as the Company’s interim Chief Executive Officer from June 25, 2014 until the hiring of Mr. Michael Caliel, as Chief Executive Officer. Mr. Brown’s service as interim CEO makes him a “named executive officer” for purposes of the SEC’s disclosure rules. We entered into an agreement with Mr. Brown pursuant to which he agreed to serve as the CEO on an interim basis until Mr. Robichaud’s replacement was hired. The agreement provided for (i) an annual salary of $550,000 (prorated) to be paid in accordance with the Company’s normal payroll practices and (ii) a non-qualified stock option under the Company’s 2006 Equity Incentive Plan for the purchase of that number of shares of Common Stock determined by dividing $275,000 by the value of such option determined by the Company’s option pricing model as of June 25, 2014 (the date of grant), with an exercise price per share equal to the Fair Market Value (as defined in Company’s 2006 Equity Incentive Plan) of a share of the Company’s Common Stock as of June 25, 2014 and that was to vest upon the earlier of (a) one year of service (after June 25, 2014) on the Board or as the President and Chief Executive Officer of the Company or (b) the hiring of a successor President and Chief Executive Officer.

Compensation for Board of Director service (i.e., Board and committee fee amounts) was eliminated for the period that Mr. Brown served as interim CEO. While serving as interim CEO, Mr. Brown did not participate in the STI Plan or the LTI Plan. Mr. Brown was reimbursed for out of pocket travel and interim living expenses incurred in his interim CEO role. He did not serve on any Board Committees during his tenure as interim CEO. In connection with the hiring of Mr. Brown as the Company’s interim CEO, the Committee sought the advice of Frederic W. Cook & Co. (“F.W. Cook”), the Committee’s independent compensation consultant, regarding a compensation package for an interim chief executive officer. The Committee then made its recommendations to the Board, which then approved the agreement.

Due to the interim nature of Mr. Brown’s compensation package, the discussion in this Compensation Discussion and Analysis does not otherwise relate to Mr. Brown’s compensation as interim CEO, and references herein to the compensation of our Executives do not include Mr. Brown.

Hiring of Michael J. Caliel as Chief Executive Officer

Michael J. Caliel, the Company’s President and Chief Executive Officer, joined the Company on January 2, 2015. On December 8, 2014, the Company entered into an offer letter with Mr. Caliel relating to his service as the Company’s President and CEO. In connection with the hiring of Mr. Caliel as the Company’s Chief Executive Officer, the Committee sought the advice of F.W. Cook regarding a proposed compensation package for the Company’s Chief Executive Officer. The Committee then made its recommendations to the Board, which approved them. The offer letter provides for the benefits listed below.

●	Base Salary. For fiscal 2015, Mr. Caliel’s annual base salary was $660,000 (prorated). Beginning with fiscal 2016, Mr. Caliel’s annual salary will be determined by the Company’s Board.

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Annual Incentive Compensation (Short-Term). Beginning with fiscal 2016, Mr. Caliel will be eligible to participate in the Company’s STI Plan at the CEO Band level, which currently provides for a target incentive opportunity equal to 100% of base salary and a maximum incentive opportunity equal to 200% of base salary.

Actual payout will depend on achievement of pre-established goals and objectives approved annually by the Compensation Committee. For fiscal 2015, the Company paid Mr. Caliel a prorated bonus under the STI Plan of $54,247 (based on the number of days worked during fiscal 2015, a target incentive opportunity equal to 100% of base salary and assuming a 100% of target level of achievement for fiscal 2015).

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Annual Equity Awards (Long-Term Incentives). Commencing with fiscal 2016, Mr. Caliel will participate in the Company’s LTI Plan at the CEO Level. The actual equity grants and actual grant date value of all such annual grants will be determined in the discretion of the Compensation Committee after taking into account the Company’s and Mr. Caliel’s performance and other relevant factors.

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Inducement Grant. On January 2, 2015 (his start date), Mr. Caliel received a special inducement grant (“Inducement Grant”) having an aggregate award value of $2 million. The Inducement Grant consisted of the following stock options, service- and performance-vesting restricted stock units, and incentive cash:

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Inducement Stock Option Grant. A non-qualified stock option (the “Inducement Option”) with a grant date fair value of $500,000. The Inducement Option is subject to a 3-year cliff vesting schedule (that is, 100% of the Inducement Option will vest and become exercisable on the third anniversary of January 2, 2015). The per share option exercise price is equal to the closing price of the Company’s Common Stock on Mr. Caliel’s start date and has a 10 year maximum term.

The vesting of the Inducement Option will accelerate and become fully vested upon a “change in control” (as defined in the Company 2006 Equity Incentive Plan). If Mr. Caliel is terminated without “cause” by the Company or he resigns for “good reason” (as defined therein), prior to the third anniversary of his start date, a pro rata portion of the Inducement Option will vest and be exercisable.

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Inducement Restricted Stock Units. Performance-vesting restricted stock units (“Inducement RSUs”) having a grant date fair value of $500,000. The award will vest in 25% increments upon achievement of a Common Stock price of $9.00, $10.00, $12.00 and $15.00. For vesting to occur, the stock price must remain at or above the specified price for at least ten consecutive trading days during the three-year period commencing on January 2, 2015 and Mr. Caliel must remain employed through that three-year period.

The vesting of the Inducement RSUs will accelerate and become fully vested upon a change in control. If Mr. Caliel is terminated without “cause” by the Company or he resigns for “good reason”, prior to the third anniversary of his start date, a pro rata portion of the Inducement RSUs will vest based on time assuming all performance conditions have been met.

If Mr. Caliel’s employment with the Company ends prior to the third anniversary of his start date for any other reason, he will forfeit the Inducement Option. After the third anniversary of his start date, if Mr. Caliel is terminated for “cause,” any unexercised portion of the Inducement Option will be immediately forfeited.

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Inducement Cash Award. A cash award (“Inducement Cash”) of $1,000,000. The award will vest in 25% increments upon achievement of a Common Stock price of $9.00, $10.00, $12.00 and $15.00. For vesting to occur, the stock price must remain at or above the specified price for at least ten consecutive trading days during the three-year period commencing on January 2, 2015 and Mr. Caliel must remain employed through that three-year period. The Inducement Cash, to the extent earned, will be paid on or after January 2, 2018.

Vesting of the Inducement Cash will accelerate and become fully vested upon a “change in control”. If Mr. Caliel is terminated without “cause” or by Mr. Caliel for “good reason” prior to the third anniversary of his start date, a pro-rata portion of Inducement Cash will vest based on time assuming all performance conditions have been met.

Mr. Caliel’s Inducement Grant was made pursuant to NASDAQ Listing Rule 5635(c)(4) and therefore the awards were made outside of the share limits of the 2006 Equity Incentive Plan. However, the award agreements provide that the awards are otherwise subject to the terms of Company’s 2006 Equity Incentive Plan.

Mr. Caliel also entered into a severance agreement with the Company providing for the payment of certain benefits under certain circumstances. See “Executive Compensation and Other Information—Potential Payments Upon Change of Control, Retirement, Death or Disability” below for descriptions of the amounts Mr. Caliel may receive upon a change in control, retirement, death or disability.

Due to the fact that Mr. Caliel was hired near the end of fiscal 2015 and did not participate in the STI Plan or the LTI Plan for fiscal 2015, the discussion in this Compensation Discussion and Analysis does not otherwise relate to Mr. Caliel’s compensation as CEO, and references herein to the compensation of our Executives do not include Mr. Caliel.

Resignation of James Easter as Chief Financial Officer

James Easter resigned from the Company effective August 1, 2014. Mr. Easter was not party to an employment or severance related agreement with the Company.

Appointment of Andrew Atchison as interim Chief Financial Officer

Following Mr. Easter’s resignation, Andrew Atchison, the Company’s former controller, agreed to serve as Chief Financial Officer of the Company effective August 1, 2014, on an interim basis until Mr. Easter’s replacement could be hired. Compensation for Mr. Atchison was set at an annual salary of $300,000 with no anticipated participation in the Company’s STI Plan or LTIP Plan. The Company did not enter into any employment-related agreements with Mr. Atchison. Since Mr. Atchison’s salary was significantly below Mr. Easter’s salary and the Committee did not expect Mr. Atchison to participate in the STI Plan or the LTI Plan, the Committee determined that it was not necessary to consult with F.W. Cook in connection with hiring Mr. Atchison.

On December 12, 2014, in order to reward Mr. Atchison for his exemplary service and dedication to the Company (and as a retention incentive), the Committee recommended, and the Board approved, the grant of a non-qualified stock option to acquire 25,000 shares of the Company’s common stock. The option will vest on the earlier of December 12, 2015 or the effective employment start date of the Company’s new Chief Financial Officer; provided that Mr. Atchison is employed by the Company on the vesting date. The per share option exercise price is $8.22, the closing price of the Company’s Common Stock on the date of grant (December 12, 2014) and has a 10 year maximum term and may be exercised for up to three years after Mr. Atchison’s termination of employment as interim CFO.

Due to the interim nature of Mr. Atchison’s compensation package, the discussion in this Compensation Discussion and Analysis does not otherwise relate to Mr. Atchison’s compensation as interim CFO, and references herein to the compensation of our Executives do not include Mr. Atchison.

Senior Vice Presidents of Operations

In January 2015, Mr. Caliel decided to streamline the management reporting structure of the Company and to have each of the division presidents report directly to the Chief Executive Officer rather than to the International and Domestic Senior Vice Presidents of Operations. This change was implemented effective as of January 30, 2015. In connection with this change, Mr. Singleton resigned as Senior Vice President of Operations—Domestic and Mr. Penzhorn’s position as Senior Vice President of Operations—International was eliminated. No severance is payable to Mr. Singleton in connection with his resignation. In connection with Mr. Penzhorn’s termination, the Company and Mr. Penzhorn entered into a letter agreement and Mr. Penzhorn provided a release of claims in favor of the Company. The terms of Mr. Penzhorn’s severance package are described under “Executive Compensation and Other Information—Potential Payments Upon Change of Control, Retirement, Death or Disability.”

Objectives of Our Compensation Program

The Company’s compensation philosophy is to structure compensation to drive financial and strategic growth and build long-term stockholder value. The foundation of the Company’s compensation programs is based on the following core principles:

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Pay for Performance – align incentive compensation with performance measures that motivate Executives and provide a linkage between the individual and his or her specific business division as well as the overall performance of the Company;

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Reinforce “One Layne” Culture – through incentive design, drive behavior to achieve collaboration while never sacrificing the Company’s four core values of safety, sustainability, integrity and excellence;

●	Offer Competitive Compensation – set target compensation opportunity to be competitive within the markets in which we operate;

●	Align with Stockholder Interests – structure compensation with performance measures that motivate executives to maximize stockholder value; and

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Focus on Both Short-term and Long-term Performance – provide a balanced compensation opportunity that rewards both short-term results and long-term strategic contributions which reinforce sustained business performance and discourage excessive risk-taking.

To achieve these objectives, the Committee implements and maintains compensation plans that tie a significant portion of the Executives’ overall compensation to our financial performance. The Committee generally believes that the Company’s target total compensation program should be set at, or near, the 50th percentile of the market. Based on the most recent benchmarking data provided by the Committee’s compensation consultant, the Company’s target total compensation is slightly below the 50th percentile of the benchmark data. See “Role of Peer Group” below. However, for the reasons discussed above in “Executive Summary,” the Company believes that the Executives’ realized total compensation for the past three fiscal years has likely been significantly below the 50th percentile.

Role of Compensation Consultants

To assist in carrying out its responsibilities, the Committee has from time to time retained independent consultants to provide advice on executive compensation and to perform specific tasks as requested by the Committee. Any consultant retained by the Committee reports directly to the Committee. On an annual basis the Committee reviews and assesses the independence and performance of any consultant then engaged in order to confirm that the consultant is independent, free of any potential conflicts and meets all applicable regulatory requirements.

For fiscal 2015, the Committee engaged the independent compensation consulting firm of F.W. Cook on a limited basis to assist with specific situations, primarily related to the leadership changes at the Company discussed above. The Committee did not retain F.W. Cook to perform an in depth market analysis for fiscal 2015. Instead, the Committee relied on the most recent market analysis prepared by F.W. Cook two years ago. The Committee determined that it was not necessary to update the market analysis given that base salaries were not increasing and that no significant changes to the compensation program were being proposed.

In addition, F.W. Cook provided advice to the Committee in connection with the hiring of Mr. Brown as interim Chief Executive Officer and Mr. Caliel as the Chief Executive Officer.

Role of the Peer Group

From time to time, the Committee directs its consultant to review the base salary and short- and long-term incentive levels of our Executives. In order to ensure that our compensation programs are market-based, the Committee’s consultant analyzes and matches the position and responsibilities of each Executive to proxy statement data from a peer group of companies.

Peer groups require periodic review for fit to ensure that the peer framework continues to provide an appropriate benchmark for executive pay and company performance. In selecting its peer group, F.W. Cook recommended that the Committee select companies based on similar industry classifications, organizational scope and size, financial metrics and comparable business operations. The Committee believes that the peer group consists of those companies for which executive compensation information is publicly available that are most comparable to the Company’s various businesses. However, several of the Company’s direct competitors are principally either privately held and/or incorporated in foreign jurisdictions that do not require public disclosure of executive compensation. Also, the uniqueness of the Company’s businesses results in a large number of companies in the peer group that are tangentially related to the Company or focused only on one of the Company’s lines of business. For these reasons, among others, the Committee recognizes that compensation comparisons are imperfect.

Based on the recommendation of F.W. Cook, the Company significantly revised its peer group at the beginning of fiscal 2014. No further changes were made to the peer group for fiscal 2015.

The peer group currently consists of the 15 peer companies listed below.

Aegion	Heckman	Primoris Services
AMCOL International	Major Drilling	Sterling Construction
Boart Longyear	MasTec	Team
C&J Energy Services	Matrix Service	Tetra Technologies
Granite Construction	MYR Group	Willbros Group

The Committee believes the peer group data provides additional insights regarding competitive pay data and pay mix. The Committee also uses general industry survey data for benchmarking purposes.

Role of Executive Officers

Each of Rene J. Robichaud, our former Chief Executive Officer, David A.B. Brown, our former interim Chief Executive Officer, and Michael J. Caliel, our current Chief Executive Officer, regularly attended meetings of the Committee during fiscal 2015 during the time such individual served as Chief Executive Officer, but, with the exception of Mr. Brown prior to his service as interim CEO, was not a member of the Committee and did not vote on Committee matters. Mr. Robichaud, Mr. Brown and Mr. Caliel, during the time such individual served as CEO, were not present for certain portions of Committee meetings, such as when the Committee held executive sessions or discussed CEO compensation.

In late fiscal 2014, Mr. Robichaud submitted compensation recommendations to the Committee for each of the Executives (other than himself) that were then serving as an Executive. Based on the general business climate and outlook for the Company, Mr. Robichaud recommended that the Company not make any changes to the Executives’ base salaries for fiscal 2015. In addition, Mr. Robichaud recommended to the Committee the goals for each of the Executives under the STI Plan, the relative mix of the equity awards for the Executives under the LTI Plan and the performance criteria for the performance shares.

Mr. Brown submitted a recommendation to the Committee regarding the proposed compensation for Mr. Atchison.

Shortly after the end of fiscal 2015, Mr. Caliel provided recommendations to the Committee with respect to the payment of awards to the Executives under the STI Plan for 2015. Mr. Caliel also submitted a recommendation to the Committee regarding the severance package for Mr. Penzhorn.

Compensation Components

Our compensation program consists of the following four core components as described in more detail below: (i) base salary, (ii) a short-term incentive plan, (iii) a long-term incentive plan, and (iv) benefits and perquisites.

Base Salary

The Committee annually reviews base salaries, and recommends adjustments from time to time to realign our salaries with market levels paid by other companies for similar positions after taking into account individual performance, responsibilities, experience, autonomy, strategic perspectives and marketability, as well as the recommendation of the Chief Executive Officer.

Generally, the Committee believes that Executive base salaries should be targeted at, or near, the 50th percentile for executives at competitive general industry companies in similar positions and with similar responsibilities. For fiscal 2015, the Committee, with input from Mr. Robichaud prior to his resignation (for Executives other than himself), initially recommended to the Board that no changes be made to the Executives’ base salaries. This decision was based primarily on challenging economic conditions and the outlook for the Company. Effective December 4, 2014, the Committee appointed Mr. Crooke to the position of Chief Administrative Officer in addition to his existing duties as Senior Vice President—General Counsel. In connection with the promotion, upon the Board’s acceptance and recommendation, the Committee authorized the Company to increase Mr. Crooke’s base salary from $362,250 to $400,000.

The table below lists the Executives’ annual base salaries for fiscal 2015.

Executive	Base Salary

Rene J. Robichaud, Former President and Chief Executive Officer[1]	$613,800
James R. Easter, Former Senior Vice President and Chief Financial Officer[2]	$350,000
Steven F. Crooke, Senior Vice President— Chief Administrative Officer and General Counsel[3]	$400,000
Larry Purlee, President of Inliner	$257,500
Ronald Thalacker, President of Water Resources	$225,000
Gernot E. Penzhorn, Former Senior Vice President of Operations—International[4]	$300,000
David D. Singleton, Former Senior Vice President of Operations—Domestic[5]	$300,000

[1]	Rene J. Robichaud resigned from his position as President and Chief Executive Officer of the Company effective June 25, 2014. The salary listed for Mr. Robichaud is his annualized salary.
[2]	James R. Easter resigned from his position as Senior Vice President and Chief Financial Officer of the Company effective August 1, 2014. The salary listed for Mr. Easter is his annualized salary.
[3]	Annualized base salary for Steven F. Crooke effective as of December 4, 2014.
[4]	Gernot E. Penzhorn’s position as Senior Vice President of Operations—International of the Company was eliminated and he was terminated in connection therewith effective January 30, 2015. The salary listed for Mr. Penzhorn is his annualized salary.
[5]	David D. Singleton resigned from his position as Senior Vice President of Operations—Domestic of the Company effective January 30, 2015. The salary listed for Mr. Singleton is his annualized salary.

Short Term Incentive Plan

Targets for Fiscal 2015. The Committee and the Board have adopted the STI Plan for the purpose of providing incentives for Executives to promote the best interests and profitable operation of the Company. All of the Executives participated in the STI Plan in fiscal 2015.

The STI Plan is a short-term incentive plan designed to annually reward and incent participants for their performance and contributions to the Company’s overall financial and operational performance. Participants may receive awards based on the extent to which pre-established performance goals recommended by the CEO and approved by the Committee are met during a one-year performance period. In general, performance goals relate to both corporate-level and individual performance, and in the case of division presidents, division-level performance.

Consistent with a strong pay-for-performance philosophy, the STI Plan is structured to generally provide increases in short-term incentive compensation (expressed as a percentage of base salary) if the Executives exceed established targets and decreases in short-term incentive compensation if the Executives fail to meet established targets. The target annual incentive award opportunities of each Executive in fiscal 2015 are listed below.

Target Annual Incentive Award Opportunity

(as a % of base salary)

Executive	If 80% of Goal Achieved	If 100% of Goal Achieved	If 150% or More of Goal Achieved
Rene J. Robichaud	65%	100%	200%
James R. Easter	39%	60%	120%
Steve F. Crooke	39%	60%	120%
Larry Purlee	39%	60%	120%
Ronald Thalacker	39%	60%	120%
Gernot E. Penzhorn	39%	60%	120%
David D. Singleton	39%	60%	120%

In setting the fiscal 2015 targets, the Committee considered information in the Company’s business plans and preliminary recommendations from Mr. Robichaud. In prior fiscal years, the Committee had set a primary goal based on a threshold return on net assets, which if it was not met, no awards would be paid, even if the other financial and individual performance goals were met. For fiscal 2015, the Committee decided not to set a primary goal based on a threshold return on net assets. The goals for fiscal 2015 for the corporate Executives were a combination of Company EBITDA (net income from continuing operations, plus interest, income taxes, depreciation, amortization, other non-cash items and only including equity earnings to the extent of dividends received) and personal goals. For the Division Presidents, the fiscal 2015 goals were a combination of Division EBITDA, Company EBITDA and personal goals. For each of the Executives, the personal goals were based on recommendations by Mr. Robichaud. The personal goals proposed by Mr. Robichaud were related to the achievement of various goals set forth in the business plan for each Executive’s respective corporate function or division.

The table below lists the EBITDA goals for fiscal 2015 (in thousands):

Entity	Threshold (80%)	Target (100%)	Maximum (150%)
Layne Christensen Company	$50,623	$63,278	$94,918
Inliner Division	$19,088	$23,860	$35,790
Water Resources Division	$15,950	$19,938	$29,906

The table below lists for fiscal 2015, the relative weighting of the performance goals for the Executives:

Weighting of Performance Goals

Executive	Company EBITDA	Division EBITDA	Individual
Rene J. Robichaud	80%	—	20%
James R. Easter	80%	—	20%
Steve F. Crooke	80%	—	20%
Larry Purlee	20%	60%	20%
Ronald Thalacker	20%	60%	20%
Gernot E. Penzhorn	80%	—	20%
David D. Singleton	80%	—	20%

Awards for Fiscal 2015. In March 2015, the Committee discussed fiscal 2015 awards under the STI Plan. The Company did not achieve its EBITDA threshold during fiscal 2015. With the exception of the portion of Messrs. Purlee’s and Thalacker’s financial goals tied to the performance of the Inliner and Water Resources divisions, respectively, none of the financial thresholds were achieved during fiscal 2015. The Inliner and Water Resources divisions achieved 107% and 120% of their EBITDA targets, respectively. Although some of the Executives achieved some of their individual performance goals, with the exception of Mr. Purlee and Mr. Thalacker, the Committee exercised its discretion to not award the 20% of the targeted STI Plan bonus based on individual performance due to the poor financial results of the Company for fiscal 2015. Mr. Purlee and Mr. Thalacker each achieved 80% of their individual performance goals. As a result, the Committee recommended, and the Board approved, the payment of an STI Plan bonus to Mr. Purlee and Mr. Thalacker based on their respective division’s financial performance and individual performance. Each participating Executive earned bonuses under the 2015 STI Plan equal to:

Executive	Payout
Rene J. Robichaud	—
James R. Easter	—
Steve F. Crooke	—
Larry Purlee	$130,398
Ronald Thalacker	$135,000
Gernot E. Penzhorn	—
David D. Singleton	—

Equity Compensation

The Committee believes that aligning the interests of stockholders and its Executives is achieved through ownership of stock-based awards, such as stock options and restricted stock, which expose the Executives to the risks of declining stock prices and provides an incentive for Executives to maximize stockholder value.

2006 Equity Incentive Plan. Awards under the Company’s 2006 Equity Incentive Plan are designed to encourage Executives to acquire a proprietary and vested interest in the growth and performance of the Company, as well as to assist the Company in attracting and retaining Executives by providing them with the opportunity to participate in the success and profitability of the Company. The 2006 Equity Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.

Fiscal 2015 Grants under 2006 Equity Incentive Plan. The Board and the Committee have adopted the LTI Plan for the purpose of making equity grants on an annual basis to certain key employees. Under the LTI Plan, the Board is required to establish an annual equity pool (the “LTI Pool”) within the first 90 days of each fiscal year. The equity awards issued from the LTI Pool relate to the Company’s Common Stock and will be made pursuant to the Company’s 2006 Equity Incentive Plan, or any successor or other Company stockholder-approved equity plan. The size of the LTI Pool in any year will generally be limited to 2% of the average market capitalization of the Company during the 30-day period ending on January 31st of the award year. Within the limits of the LTI Pool, the Board will make awards to participants based on recommendations made by the Compensation Committee.

A participant’s award from the LTI Pool (i.e., the participant’s “LTI Target Opportunity”) is expressed as a percentage of the participant’s current base salary, which percentage will vary depending on the participant’s position in the Company. The percentages range from 200% of base salary for the Company’s Chief Executive Officer to 30% of base salary for the Company’s corporate vice-presidents. A percentage of each participant’s LTI Target Opportunity, as determined by the Committee, will be granted in the form of time-vested stock options, time-vested restricted stock units (“RSUs”) and performance shares. The Committee has sole discretion to increase or decrease these percentages recognizing that circumstances surrounding annual LTI grants will change from year to year. For fiscal 2015, the percentages for the time-vested options, time-vested RSUs and performance shares were set at 30%, 20% and 50%, respectively, of each participant’s LTI Target Opportunity.

Awards were made to Executives that were employed by the Company on May 1, 2014 with the exception of the awards made to Mr. Robichaud, which were made on June 6, 2014 to ensure sufficient shares were available under the Company’s 2006 Equity Incentive Plan to permit issuance of awards to the other participants in the Company’s 2006 Equity Incentive Plan in the event the shareholders did not approve an increase in the number of shares available under the 2006 Equity Incentive Plan.

Stock Options. The Committee recommended, and the Board approved, grants of nonqualified stock options under the 2006 Equity Incentive Plan to the following Executives for the purchase of that number of shares of Company Common Stock determined by dividing the Stock Option Amount set forth in the table below by the value of such option determined by the Company’s option pricing model as of May 1, 2014 (or June 6, 2014 for Mr. Robichaud) (the date of grant).

Name of Executive	Stock Option Amount	Number of Stock Options

Rene J. Robichaud	$368,280	55,464
James R. Easter	$105,000	14,463
Steven F. Crooke[1]	$108,675	14,969
Larry Purlee	$46,350	6,384
Ronald Thalacker	$40,500	5,579
Gernot E. Penzhorn	$90,000	12,397
David D. Singleton	$90,000	12,397

[1]

In addition, the Committee recommended, and the Board approved, an additional grant of a nonqualified stock option under the 2006 Equity Incentive Plan to Mr. Crooke in order to retain Mr. Crooke and to reward him for his exemplary service and dedication to the Company, for the purchase of 15,000 shares of Company Common Stock with a grant date of December 12, 2014.

The Committee recommended, and the Board approved, an exercise price for all such options in an amount equal to the Fair Market Value (as defined in the 2006 Equity Incentive Plan) of the Company’s Common Stock as of the date of grant, with vesting to occur over a period of three years from the date of grant.

The nonqualified stock options granted under the 2006 Equity Incentive Plan expire ten years from the date of grant. See “Executive Compensation and Other Information—Potential Payments Upon Change of Control, Retirement, Death or Disability” below for descriptions of the amounts Executives may receive upon a change in control, retirement, death or disability.

Time-Vesting Restricted Stock Units. The Committee also recommended, and the Board approved, grants of time-vesting RSUs determined by dividing the RSU Amount set forth in the table below by the closing price of our Common Stock as of May 1, 2014 (or June 6, 2014 for Mr. Robichaud) (the date of grant).

Name of Executive	RSU Amount	Number of RSUs

Rene J. Robichaud	$245,520	16,412
James R. Easter	$70,000	4,072
Steven F. Crooke	$72,450	4,215
Larry Purlee[1]	$30,900	1,798
Ronald Thalacker	$27,000	1,571
Gernot E. Penzhorn	$60,000	3,490
David D. Singleton	$60,000	3,490

[1]

In addition, the Committee recommended, and the Board approved, an additional grant of RSUs under the 2006 Equity Incentive Plan to Mr. Purlee in order to retain Mr. Purlee in the amount of 8,450 RSUs with a grant date of May 1, 2014. Mr. Purlee’s RSU grant will vest and be payable on the second anniversary of the grant date, or, if earlier, upon Purlee’s retirement from the Company.

With the exception of the retention grant made to Mr. Purlee, each RSU grant will vest and be payable on the third anniversary of each such award’s grant date, or, if earlier, upon the participant’s retirement from the Company, which can occur only if the participant is age 60 and has been employed with the Company for at least five years. The participant is required to hold and not sell any shares issued in connection with the settlement of a vested RSU until his separation from the Company. See “Executive Compensation and Other Information—Potential Payments Upon Change of Control, Retirement, Death or Disability” below for descriptions of the amounts Executives may receive upon a change in control, retirement, death or disability.

Performance Shares. The Committee also recommended, and the Board approved, grants of performance shares of Company Common Stock determined by dividing the Performance Share Amount set forth in the table below by the value of such shares determined by the Company’s performance share valuation method as of May 1, 2014 (or June 6, 2014 for Mr. Robichaud) (the date of grant).

Name of Executive	Performance Share Amount	Number of Performance Shares

Rene J. Robichaud	$613,800	77,402
James R. Easter	$175,000	16,040
Steven F. Crooke	$181,125	16,602
Larry Purlee	$77,250	7,081
Ronald Thalacker	$67,500	6,187
Gernot E. Penzhorn	$150,000	13,749
David D. Singleton	$150,000	13,749

If the trailing average closing price of the Company’s Common Stock during any 20 consecutive trading-day period is at or above any of the following stock price goals during the period commencing on May 1, 2014 and ending on May 1, 2017, then the performance shares will vest as follows: 33% will vest if at or above $22.00 per share; 67% will vest if at or above $24.00 per share and 100% will vest if at or above $26.00 per share. See “Executive Compensation and Other Information—Potential Payments Upon Change of Control, Retirement, Death or Disability” below for descriptions of the amounts Executives may receive upon a change in control, retirement, death or disability.

Benefits

Our Executives who meet minimum service requirements are entitled to receive medical, dental, life and short-term and long-term disability insurance benefits and may participate in a capital accumulation plan, as described below. Such benefits are provided equally to all Company employees, other than where benefits are provided pro-rata based on the respective Executive’s salary (such as the level of disability insurance coverage).

Capital Accumulation Plan

The Company has adopted a capital accumulation plan (the “Capital Accumulation Plan”). Each of the Company’s executive officers, including the Executives, and substantially all other employees of the Company are eligible to participate in the Capital Accumulation Plan. The Capital Accumulation Plan is a defined contribution plan qualified under Section 401, including Section 401(k), of the Internal Revenue Code of 1986, as amended (the “Code”). The Capital Accumulation Plan provides for two methods of Company contributions, a Company matching contribution tied to and contingent upon participant deferrals and a Company profit sharing contribution which is not contingent upon participant deferrals. The amount, if any, of Company paid contributions, both matching and profit sharing, for each fiscal year under the Capital Accumulation Plan is determined by the Board of Directors in its discretion. Each eligible employee meeting certain service requirements and electing to defer a portion of his or her compensation under the Capital Accumulation Plan participates in the Company’s matching contribution program pursuant to a formula as designated by the Board of Directors. Currently, the Company makes a matching contribution that is equal to 100% of a participant’s salary deferrals that do not exceed 3% of the participant’s compensation plus 50% of a participant’s salary deferrals between 3% and 5% of the participant’s compensation. This form of matching contribution qualifies as what is known as a “safe harbor” matching contribution under the Employee Retirement Income Security Act of 1974. In addition, each eligible employee meeting certain service requirements participates in Company profit sharing contributions to the Capital Accumulation Plan in the proportion his or her eligible compensation bears to the aggregate compensation of the group participating in the Capital Accumulation Plan. At the option of the Board of Directors, all or any portion of Company contributions to this plan may be made in the Company’s Common Stock. Furthermore, each participant can voluntarily contribute, on a pre-tax basis, a portion of his or her compensation (which cannot exceed $17,500 for participants who are 49 or younger, or $23,000 for participants who are 50 or older, for the calendar year 2014) under the Capital

Accumulation Plan. A participant’s account will be placed in a trust and invested at the participant’s direction in any one or more of a number of available investment options. Each participant may receive the funds in his or her Capital Accumulation Plan account upon termination of employment. For services rendered in fiscal 2015, total Company contributions under the Capital Accumulation Plan of $11,000, $7,082, $1,385, $10,574, $10,400, $4,015, $10,400 and $10,446 accrued for the accounts of Messrs. Brown, Robichaud, Atchison, Crooke, Purlee, Thalacker, Penzhorn, and Singleton, respectively. Messrs. Caliel and Easter did not participate in the Capital Accumulation Plan during fiscal 2015.

Deferred Compensation

The Company’s Key Management Deferred Compensation Plan was designed to provide additional retirement benefits and income tax deferral opportunities for a select group of management and highly compensated employees. The plan allows such key executives, including the Executives, to defer the receipt of up to 50% of base salary and 100% of performance-based awards. The Company may match contributions to this plan in an amount determined annually by the Committee, generally based on recommendations from Company management. Currently, the Company is not making a matching contribution under the plan. In addition, the Company may make contributions on a discretionary basis. Company contributions to the plan are subject to a five-year vesting schedule, with 50% of all such contributions becoming vested after three years of completed plan participation and 100% of all such contributions becoming vested after five years of completed plan participation or upon a participant turning 60 years of age. However, Company contributions become fully vested if a participant is involuntarily terminated by the Company within one year after a change of control of the Company. If a plan participant is not employed by the Company as of the last day of the plan year other than by reason of his or her retirement, death or disability, the Company contributions, if any, for such plan year shall be zero. In the event of an Executive’s retirement, disability or death, he or she shall be credited with the Company contribution, if any, for such plan year.

The deferred compensation plan is a nonqualified and unfunded plan, and participants have only an unsecured promise from the Company to pay the amounts when they become due from the general assets of the Company. The Committee offers this benefit to provide Executives with an opportunity to save, on a tax-deferred basis, amounts in addition to what they can save under the Company’s qualified retirement plans for retirement or future dates. The Committee believes this plan is important as a retention and recruitment tool because most of the companies with which the Company competes for executive talent provide a deferral plan for their executives.

Perquisites

The Company believes its executive compensation program described above is generally sufficient for attracting talented executives and that providing other significant perquisites is generally neither necessary nor in the stockholders’ best interests. Except for the following items, none of the Executives received any perquisites that have a value in the aggregate in excess of $10,000 during fiscal 2015.

In connection with the hiring of Messrs. Brown and Atchison as interim Chief Executive Officer and Chief Financial Officer, respectively, the Company agreed to reimburse them for a reasonable housing allowance in The Woodlands, Texas and for travel expenses as appropriate and necessary.

Mr. Thalacker was reimbursed for certain expenses related to his relocation to The Woodlands, Texas.

Mr. Singleton was reimbursed for certain expenses related to his relocation to The Woodlands, Texas and for monthly country club dues through June 30, 2015 (at which time the Company discontinued the reimbursement).

Clawback Policy

The Board has adopted a policy that gives the Board, or if designated by the Board, the Committee, the ability to recoup cash and equity-based incentive compensation due to misconduct resulting in the Company’s material noncompliance with any financial reporting requirement under the securities laws. For purposes of the clawback policy, incentive compensation does not include compensation, in any form, for which vesting, payment, delivery, or exercisability is not based on goal or performance achievement. The Board, or the Committee, has discretion to seek recovery of any amount that it determines was received inappropriately by these individuals.

Stock Ownership Guidelines

On April 10, 2015, the Board adopted stock ownership guidelines for certain executive officers that require the Company’s chief executive officer to own shares of the Company’s common stock with a market value equal to three times his base salary and the chief financial officer and general counsel to own shares of common stock with a market value equal to one time their base salary. The executive officers are required to achieve the applicable ownership level within five years of the later of the effective date of the policy or the date an individual becomes subject to the stock ownership guidelines. If an individual becomes subject to a greater ownership amount for any reason (e.g., due to promotion or increase in base salary), the individual is expected to meet the higher ownership amount within the later of the original period of becoming subject to the stock ownership guidelines or five years from the effective date of the increased requirement.

Hedging Policies

We do not have a policy with respect to hedging the economic risks of stock ownership. However, our policy statement regarding Securities Trading and Handling of Nonpublic Information prohibits our executive officers and directors from engaging in certain types of hedging activity, such as short sales or buying or selling put or call options of any of our securities.

Advisory Vote on Executive Compensation

The Company conducts an advisory vote on executive compensation each year at its annual meeting. While the votes are not binding on the Company, its Board, or the Committee, the Committee believes that an annual advisory vote on executive compensation offers stockholders the opportunity to express their views regarding the Company’s compensation program and the Committee’s decisions on executive compensation. The Board and the Committee value the opinions of stockholders and each year the Committee closely examines stockholders’ concerns and evaluates whether any actions are necessary to address those concerns.

At last year’s annual meeting, over 70% of the votes cast “for” and “against” the advisory vote on executive compensation were voted “for” the Company’s named executive officer compensation as disclosed in the proxy statement. The percentage of votes cast “for” the Company’s named executive officer compensation represented a significant increase from the prior two years. The Board believes the increase reflects the Committee’s increased focus on ensuring that the total short and long term incentive compensation for the Company’s executive officers is linked to the Company’s performance as discussed elsewhere in this Proxy Statement.

Tax and Accounting Treatment of Compensation

Deductibility of Compensation

The Committee has taken, and it intends to continue to take, reasonable steps necessary to assure the Company’s ability to deduct for federal tax purposes compensation provided to senior executives. However, such steps may not always be practical or consistent with the Committee’s compensation objectives. Given that the earnings limit for deductibility has remained fixed since 1993, and the value of some compensation elements cannot be determined until year-end, there are circumstances in which some executive compensation may not meet tax deductibility requirements. The Company can deduct all of the compensation shown in the Summary Compensation Table for fiscal 2015, excluding the value of equity-based awards which are subject to taxation in a later period.

Nonqualified Deferred Compensation

Certain of the Company’s nonqualified compensation and benefits arrangements, incentive programs and corporate practices (such as severance, relocation and expense reimbursements) are considered nonqualified deferred compensation and subject to IRC Section 409A and the related regulations. In general, Code Section 409A restricts the timing and manner of payment (as well as the timing of participant elections) under these types of taxable compensation programs. The Company’s arrangements, programs and practices are in compliance with these statutory and regulatory provisions.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the requirements of ASC Topic 718, which requires the Company to expense the estimated value of certain stock-based compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement beginning at page [•].

Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2015 Annual Meeting of Stockholders and be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

John T. Nesser III, Chairman

Robert R. Gilmore

J. Samuel Butler

Nelson Obus

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are set forth in the preceding section. During the most recent fiscal year, no Layne Christensen executive officer served as a (i) member of the compensation committee (or equivalent), or the board of directors, of another entity, one of whose executive officers served on the Company’s Compensation Committee or (ii) member of the compensation committee (or equivalent) of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

The following table sets forth for the fiscal years ended January 31, 2015, 2014 and 2013, respectively, the compensation of the Company’s named executive officers:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary(6) ($)	Bonus(7) ($)	Stock Awards(8) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Compensation Earnings ($)	All Other Compen- sation(9) ($)	Total ($)

Michael J. Caliel(1)	2015	$53,308	$54,247	$499,997	$499,999	—	—	—	$1,107,551
President, Chief Executive Officer and Director
David A.B. Brown(2)	2015	345,923			350,002	—	—	$67,484	763,409
Former Interim President and Chief Executive Officer
Rene J. Robichaud (3)	2015	253,424	—	859,318	368,281	—	—	414,527	1,895,550
Former President, Chief	2014	637,408			429,660	—	—	84,611	1,642,719
Executive Officer and Director	2013	612,297	—	—	599,993	—	—	76,731	1,830,401
James R. Easter (4)	2015	175,000		244,994	105,001			1,806	526,801
Former Senior Vice President and Chief Financial Officer	2014	262,500	—	35,000	140,000	—	—	3,457	440,957
Andrew Atchison (5)	2015	161,538	—	—	73,500	—	—	34,584	269,622
Interim Chief Financial Officer
Steven F. Crooke	2015	368,058	—	253,584	158,775	—	—	13,611	794,028
Senior Vice President—	2014	376,183	—	126,788	144,900	—	—	83,805	731,676
Chief Administrative Officer and General Counsel	2013	361,786	21,735	152,146	190,190	—	—	20,521	746,378
Larry Purlee	2015	257,500	—	253,418	46,348	130,398	—	16,278	703,942
President of Inliner
Ronald Thalacker	2015	225,000	—	94,506	40,504	135,000	—	281,244	776,254
President of Water Resources
Gernot E. Penzhorn	2015	298,846	—	209,995	90,002	—	—	13,317	612,160
Former Senior Vice President of	2014	311,538	—	105,000	122,000	—	—	125,287	663,825
Operations – International	2013	264,182	100,000	62,998	178,738	—	—	63,590	669,508
David D. Singleton	2015	298,846		209,995	90,002			24,157	623,000
Former Senior Vice President of Operations – Domestic	2014	311,538	—	105,000	122,000	—	—	83,809	622,347

(1)	All amounts reported for Mr. Caliel for fiscal 2015 reflect the portion of the year that he was employed by the Company. Mr. Caliel’s employment commenced on January 2, 2015.

(2)

Amounts reported for Mr. Brown for fiscal 2015 consist of compensation that he received for service as our interim Chief Executive Officer from June 25, 2014 through January 2, 2015 and compensation that he received for serving as our non-executive Chairman of the Board during the remainder of the year.

(3)

Except for severance payments reported under the “All Other Compensation” column, all amounts reported for Mr. Robichaud for fiscal 2015 reflect the portion of the year that he was employed by the Company. Mr. Robichaud’s employment terminated on June 25, 2014.

(4)

All amounts reported for Mr. Easter for fiscal 2015 reflect the portion of the year that he was employed by the Company. Mr. Easter’s employment terminated on August 1, 2014. All amounts reported for Mr. Easter for fiscal 2014 reflect the portion of the year that he was employed by the Company. Mr. Easter’s employment commenced on May 6, 2013.

(5)	All amounts reported for Mr. Atchison for fiscal 2015 reflect the portion of the year that he was employed by the Company. Mr. Atchison’s employment commenced on August 1, 2014.

(6)

Reflects salary earned for fiscal 2015, fiscal 2014 and fiscal 2013, respectively. The salary amount in fiscal 2015 for Messrs. Singleton and Thalacker includes an amount deferred under the Company’s Deferred Compensation Plan of $8,846 and $7,961, respectively. The salary amounts in fiscal 2014 for Messrs. Robichaud, Crooke, Penzhorn and Singleton include amounts deferred under the Company’s Deferred Compensation Plan of $4,615, $4,615, $13,846 and $15,385, respectively. The salary amounts in fiscal 2013 for Messrs. Robichaud, Crooke and Penzhorn include amounts deferred under the Company’s Deferred Compensation Plan of $5,000, $5,000 and $5,769, respectively. All amounts deferred are also reflected in the Nonqualified Deferred Compensation table appearing on page      in this Proxy Statement. The amount for Mr. Brown includes $54,000 of Board of Directors retainer and meeting fees received for the portion of the year that he did not serve as our interim Chief Executive Officer.

(7)

For fiscal 2015, includes a prorated bonus for Mr. Caliel under the STI Plan of $54,247 (based on the number of days worked during fiscal 2015, a target incentive opportunity equal to 100% of base salary and assuming a 100% of target level of achievement for fiscal 2015). See “Compensation Discussion and Analysis—Leadership Changes in Fiscal 2015—Hiring of Michael J. Caliel as Chief Executive Officer—Annual Incentive Compensation (Short-Term)”. This bonus is reported in the “Bonus” column rather than the “Non-Equity Incentive Plan Compensation” column since this amount was guaranteed to Mr. Caliel. The incentive compensation paid to Messrs. Robichaud, Crooke and Penzhorn with respect to fiscal 2013 is reported in the “Bonus” column rather than the “Non-Equity Incentive Plan Compensation” column since the Company did not meet the target performance goals set for those named executive officers under the Executive Incentive Compensation Plan. However, the Compensation Committee recommended, and the Board approved, discretionary bonuses for those named executive officers for fiscal 2013 to recognize their individual contributions to the Company. The incentive amount in fiscal 2013 for Mr. Penzhorn includes $10,000 deferred under the Company’s Deferred Compensation Plan.

(8)

Amounts reported in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of such awards, computed in accordance with ASC Topic 718. Pursuant to Securities and Exchange Commission rules, the amounts shown for the fiscal 2015, fiscal 2014 and fiscal 2013 Stock Awards report the value at the grant date based upon the probable outcome of the performance conditions that affect the vesting of such awards. These amounts do not include an estimate of forfeitures related to any time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award. For assumptions used in determining these values, refer to Note 12 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2015, as filed with the Securities and Exchange Commission. For additional information regarding stock awards for the named executive officers, refer to the “Grants of Plan-Based Awards during Fiscal 2015” and “Outstanding Equity Awards at Fiscal Year-End” tables included in this Proxy Statement beginning on page [•]. The amount for Mr. Brown in fiscal 2015 includes $75,000 in option awards related to his service on the Board of Directors during the portion of the year that he was not serving as our interim Chief Executive Officer.

(9)

Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds $10,000. All Other Compensation for fiscal 2015 includes Layne Christensen contributions in the amounts of $11,000, $7,082, $1,385, $10,574, $10,400, $4,015, $10,400 and $10,446, which accrued during such fiscal year for the accounts of Messrs. Brown, Robichaud, Atchison, Crooke, Purlee, Thalacker, Penzhorn and Singleton, respectively, under the Company’s Capital Accumulation Plan; the cost of term life insurance paid by the Company for the benefit of Messrs. Brown, Robichaud, Atchison, Easter, Crooke, Purlee, Thalacker, Penzhorn and Singleton in the amounts of $927, $1,413, $242, $1,806, $1,537, $5,128, $794, $373, and $768, respectively; Company matching contributions to the health savings accounts of Messrs. Brown, Robichaud, Crooke, Purlee, Thalacker, Penzhorn and Singleton in the amounts of $1,910, $1,061, $1,500, $750, $1,500, $1,588 and $1,500, respectively; $274,935 and $4,580 of compensation for Messrs. Thalacker and Singleton, respectively, related to the costs of temporary living, travel, selling a house, locating and purchasing a house and moving incurred by the Company in connection with their relocation to the Houston, Texas area; $6,863 of compensation for Mr. Singleton relating to the costs of his country club membership in The Woodlands, Texas; $53,648 and $32,956 related to the costs of temporary living and commuting expenses for Messrs. Brown and Atchison while serving as interim Chief Executive Officer and Chief Financial Officer, respectively; and $397,411 of compensation received by Mr. Robichaud during fiscal 2015, in connection with his resignation from the Company as Chief Executive Officer on June 25, 2014. See “Potential Payments Upon Change of Control, Retirement, Death or Disability–Termination Without Cause or Constructive Termination” and “Potential Payments Upon Change of Control, Retirement, Death or Disability–Retirement” for a description of the full amount of severance payable to Mr. Robichaud under his severance and equity award agreements.

Grants of Plan-Based Awards during Fiscal 2015

The following table sets forth information with respect to each named executive officer concerning grants during the fiscal year ended January 31, 2015, of awards under both the Company’s equity and non-equity plans.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael J. Caliel

Stock options (inducement award)	01/02/15(2)								109,409	$10.06	$499,998

Performance RSUs (inducement award)	01/02/15(3)				17,100	N/A(3)	68,399				$499,997

Cash (inducement award)	01/02/15(4)	$250,000	N/A(4)	$1,000,000

David A.B. Brown

Stock options	05/01/14(5)								10,331	$17.19	$75,003

Stock options	06/25/14(6)								52,783	$12.99	$274,999
Rene J. Robichaud

STI Opportunity	06/06/14(7)	$398,970	$613,800	$1,227,600

Stock options	06/06/14(2)(13)								55,464	$15.21	$368,281

Time RSUs	06/06/14(8)(13)							16,142			$245,520

Performance shares	06/06/14(9)(13)				25,543	51,859	77,402				$613,798
Andrew Atchison

Stock options	12/12/14(10)								25,000	$8.22	$73,500
James R. Easter

STI Opportunity	05/01/14(7)	$136,500	$210,000	$420,000

Stock options	05/01/14(2)(12)								14,463	$17.19	$105,001

Time RSUs	05/01/14(8)(12)							4,072			$69,998

Performance shares	05/01/14(9)(12)				5,293	10,747	16,040				$174,996
Steven F. Crooke

STI Opportunity	05/01/14(7)	$156,000	$240,000	$480,000

Stock options	05/01/14(2)								14,969	$17.19	$108,675

Stock options (special award)	12/12/14(2)								15,000	$8.22	$50,100

Time RSUs	05/01/14(8)							4,215			$72,456

Performance shares	05/01/14(9)				5,479	11,123	16,602				$181,128
Larry Purlee

STI Opportunity	05/01/14(7)	$100,425	$154,500	$309,000

Stock options	05/01/14(2)								6,384	$17.19	$46,348

Performance shares	05/01/14(9)				2,337	4,744	7,081				$77,254

Time RSUs	05/01/14(8)							1,798			$30,908

Retention RSUs	05/01/14(11)							8,450			$145,256

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Ronald Thalacker

STI Opportunity	05/01/14(7)	$87,750	$135,000	$270,000

Stock options	05/01/14(2)								5,579	$17.19	$40,504

Time RSUs	05/01/14(8)							1,571			$27,005

Performance shares	05/01/14(9)				2,042	4,145	6,187				$67,500
Gernot E. Penzhorn

STI Opportunity	05/01/14(7)	$117,000	$180,000	$360,000

Stock options	05/01/14(2)(12)								12,397	$17.19	$90,002

Time RSUs	05/01/14(8)(12)							3,490			$59,993

Performance shares	05/01/14(9)(12)				4,537	9,212	13,749				$150,002
David D. Singleton

STI Opportunity	05/01/14(7)	$117,000	$180,000	$360,000

Stock options	05/01/14(2)(12)								12,397	$17.19	$90,002

Time RSUs	05/01/14(8)(12)							3,490			$59,993

Performance shares	05/01/14(9)(12)				4,537	9,212	13,749				$150,002

(1)

Amounts reported in the Grant Date Fair Value of Stock and Option Awards column represent the aggregate grant date fair value of such awards, computed in accordance with ASC Topic 718. Pursuant to Securities and Exchange Commission rules, the amounts shown for the Stock Awards report the value at the grant date based upon the probable outcome of the performance conditions that affect the vesting of such awards. The amounts shown for the Option Awards do not include an estimate of forfeitures related to time-based vesting conditions, and assume that the named executive officer will perform the requisite service to vest in the award. For assumptions used in determining these values, refer to Note 12 of the Company’s financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2015, as filed with the Securities and Exchange Commission. For additional information regarding stock awards for the named executive officers, refer to the “Summary Compensation” and “Outstanding Equity Awards at Fiscal Year-End” tables included in this Proxy Statement on pages [•] and [•], respectively.

(2)

The grant of options reported for this award will vest on the third anniversary of such award’s grant date, or, if earlier, upon the participant’s retirement from the Company, which can occur only if the participant is age 60 and has been employed with the Company for at least five years. With respect to Mr. Caliel, see the discussion in the Compensation Discussion and Analysis under the heading “Leadership Changes in Fiscal 2015 - Hiring of Michael J. Caliel as Chief Executive Officer--Inducement Grant--Inducement Stock Option Grant” on page [•] of this Proxy Statement for a complete explanation of the vesting of the shares of options granted to Mr. Caliel reported in this table. For all other Executives, see the discussion in the Compensation Discussion and Analysis under the heading “Compensation Components–Equity Compensation–Stock Options” on page [•] of this Proxy Statement for a complete explanation of the vesting of the options reported in this table.

(3)

The grant of RSUs reported for this award will vest, if at all, in various percentages only if the trailing average closing price of the Company’s Common Stock during any 10 consecutive trading-day period is at or above certain stock price goals during the period commencing on January 2, 2015 and ending on January 2, 2018. See the discussion in the Compensation Discussion and Analysis under the heading “Leadership Changes in Fiscal 2015 - Hiring of Michael J. Caliel as Chief Executive Office-- Inducement Grant– Inducement Restricted Stock Units” on page [•] of this Proxy Statement for a complete explanation of the vesting of the shares of restricted stock reported in this table. The Threshold column reports the number of shares that will vest if a stock price at or above $9 per share is achieved during the vesting period and the Maximum column reports the number of shares that will vest if a stock price at or above $15 is achieved during the vesting period. The Target column cannot report a single number because the number of shares that will vest depends on achievement of two different stock prices. If the stock price is at or above $10 per share during the vesting period, 34,200 shares will vest. If the stock price is at or above $12 per share during the vesting period, 51,299 shares will vest.

(4)

The amounts reported under the Threshold, Target and Maximum columns in this table are the possible payments calculated in accordance with the cash inducement award described under the heading “Leadership Changes in Fiscal 2015 - Hiring of Michael J. Caliel as Chief Executive Office--Inducement Grant– Inducement Cash Award”. The Threshold column reports the amount of the cash award that will vest if a stock price at or above $9 per share is achieved during the vesting period and the Maximum column reports the amount of the cash award that will vest if a stock price at or above $15 is achieved during the vesting period. The Target column cannot report a single number because the amount of the cash award that will vest depends on achievement of two different stock prices. If the stock price is at or above $10 per share during the vesting period, a cash award of $500,000 will vest. If the stock price is at or above $12 per share during the vesting period, a cash award of $750,000 will vest.

(5)	The grant of options, which were granted to Mr. Brown in connection with his service as Chairman of the Board, vested upon issuance.

(6)

The grant of options vested upon the hiring of Mr. Caliel as Chief Executive Officer. See the discussion in the Compensation Discussion and Analysis under the heading “Leadership Changes in Fiscal 2015 - Hiring of David A. B. Brown as interim Chief Executive Officer” on page [•] of this Proxy Statement for a complete explanation of the vesting of the options reported in this table.

(7)

The amounts reported under the Threshold, Target and Maximum columns in this table are the possible incentive compensation awards calculated in accordance with the provisions set forth in the STI Plan. The Threshold column reports the awards that would have been paid if 80% of the performance targets were met. If less than 80% of a performance target is met, no incentive award is paid with respect to that target. The Target column reports the awards that would have been paid if 100% of the performance targets were met and the Maximum column reports the amount that would have been paid if 150% of the performance targets were met and represents the maximum awards available under the plan regardless of the amount by which the performance targets are exceeded. The performance targets performance goals relate to both corporate-level and individual performance, and in the case of division presidents, division-level performance. For fiscal 2015, only Mr. Purlee and Mr. Thalacker were actually paid a bonus under the STI Plan as reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(8)

The grant of RSUs reported for this award will vest on the third anniversary of each such award’s grant date, or, if earlier, upon the participant’s retirement from the Company, which can occur only if the participant is age 60 and has been employed with the Company for at least five years. See the discussion in the Compensation Discussion and Analysis under the heading “Compensation Components—Equity Compensation—Time-Vested Restricted Stock Units” on page [•] of this Proxy Statement for a complete explanation of the vesting of the RSUs reported in this table.

(9)

The grant of performance shares reported under the Threshold, Target and Maximum columns for this award will vest, if at all, in various percentages only if the trailing average closing price of the Company’s Common Stock during any 20 consecutive trading-day period is at or above the certain stock price goals during the period commencing on May 1, 2014 and ending on May 1, 2017. See the discussion in the Compensation Discussion and Analysis under the heading “Compensation Components—Equity Compensation—Performance Shares” on page [•] of this Proxy Statement for a complete explanation of the vesting of the shares of restricted stock reported in this table. The Threshold column reports the number of shares that will vest if a stock price at or above $22 per share is achieved during the vesting period, the Target column reports the number of shares that will vest if a stock price at or above $24 per share is achieved during the vesting period and the Maximum column reports the number of shares that will vest if a stock price at or above $26 per share is achieved during the vesting period.

(10)

The grant of options reported for this award will vest on the earlier of the effective start date of the new Chief Financial Officer or December 12, 2015. See the discussion in the Compensation Discussion and Analysis under the heading “Compensation Components–Equity Compensation–Stock Options” on page [•] of this Proxy Statement for a complete explanation of the vesting of the options reported in this table.

(11)

The grant of RSUs reported for this award will vest on the second anniversary of such award’s grant date, or if earlier, upon the participant’s retirement from the Company, which can occur only if the participant is age 60 and has been employed with the Company for at least five years. Mr. Purlee has satisfied all of the vesting criteria other than the two-year vesting requirement.

(12)	Award was forfeited by the Executive in connection with his termination of employment prior to end of fiscal 2015.

(13)

The continued vesting and exercisability of option awards listed in this table is governed by the terms of Mr. Robichaud’s severance agreement with the Company dated July 29, 2011, which is described under “Executive Compensation and Other Information—Potential Payments Upon Change of Control, Retirement, Death or Disability.”

Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding equity awards held by our named executive officers as of January 31, 2015.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(10)

Michael J. Caliel			109,409	(1)		$10.06	01/02/2025			68,399	$553,348
David A.B. Brown	4,000	(2)				$17.54	06/09/2015
	4,000	(2)				$29.29	06/08/2016
	6,084	(2)				$24.32	02/01/2022
	7,752	(2)				$21.08	04/01/2023
	10,331	(2)				$17.19	05/01/2024
	52,783	(2)				$12.99	06/25/2024
Rene J. Robichaud(6)	3,000	(2)				$24.01	01/01/2019			22,818	$184,598
	17,893	(2)				$29.31	07/29/2021
	32,488	(3)	16,229	(3)		$24.32	02/01/2022
	16,748	(4)	34,005	(4)		$21.08	04/01/2023
			55,464	(5)		$15.21	06/06/2024
Andrew Atchison			25,000	(7)		$8.22	12/12/2024
James R. Easter(11)	—		—			—	—
Steven F. Crooke	17,500	(2)				$27.87	01/20/2016
	13,125	(2)				$42.26	06/07/2017
	9,826	(2)				$35.71	02/05/2018
	21,277	(2)				$15.78	02/01/2019
	11,476	(2)				$21.99	06/03/2019
	8,569	(2)				$27.79	02/19/2020
	9,333	(2)				$33.10	02/01/2021
	10,285	(3)	5,145	(3)		$24.32	02/01/2022
	4,492	(4)	10,035	(4)		$21.08	04/01/2023
			14,969	(8)		$17.19	05/01/2024	5,933	$47,998	23,335	$188,780
			15,000	(9)		$8.22	12/12/2024
Larry Purlee	13,750	(2)				$23.05	09/28/2015
	3,932	(2)				$33.10	02/01/2021
	4,177	(3)	2,090	(3)		$24.32	02/01/2022
	2,108	(4)	4,280	(4)		$21.08	04/01/2023
			6,384	(8)		$17.19	05/01/2024	10,981	$88,836	9,953	$80,520

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(10)

Ronald Thalacker	1,841	(4)	3,740	(4)		$21.08	04/01/2023
			5,579	(8)		$17.19	05/01/2024	2,211	$17,887	8,696	$70,351
Gernot E. Penzhorn(11)	2,621	(2)				$33.10	02/01/2021
	4,258	(2)				$24.32	02/01/2022
	6,305	(2)				$20.56	08/29/2022
	4,092	(2)				$21.08	04/01/2023
David D. Singleton(11)	3,932	(2)				$33.10	02/01/2021
	4,218	(2)				$24.32	02/01/2022
	4,092	(2)				$21.08	04/01/2023

(1)	The options vest three years from the January 2, 2015 grant date, which is January 2, 2018.

(2)	The options are fully vested and exercisable.

(3)	The options vest in three equal annual installments on February 1 of each year. If they have not yet been exercised, the options in the grant were 2/3 vested and 1/3 unvested on January 31, 2015.

(4)	The options vest in three equal annual installments on April 1 of each year. If they have not yet been exercised, the options in the grant were 1/3 vested and 2/3 unvested on January 31, 2015.

(5)	The options vest in three equal annual installments on June 6 of each year.

(6)

The continued vesting and exercisability of awards listed in this table is governed by the terms of Mr. Robichaud’s severance agreement with the Company dated July 29, 2011, which is described under “Executive Compensation and Other Information—Potential Payments Upon Change of Control, Retirement, Death or Disability.”

(7)	The options vest on the earlier of December 12, 2015 or the effective start date of the new Chief Financial Officer.

(8)	The options vest in three equal annual installments on May 1 of each year.

(9)	The options vest in three equal annual installments on December 12 of each year.

(10)

The market value of the shares of restricted stock, RSUs and performance shares, either earned or unearned, that have not vested was calculated by multiplying $8.09, which was the closing market price of the Company’s Common Stock on January 31, 2015, by the number of unvested shares.

(11)	All unvested awards were forfeited in connection with the Executive’s termination of employment.

Option Exercises and Stock Vested

The following table sets forth information with respect to each named executive officer concerning the exercise of options and the vesting of stock during the fiscal year ended January 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Michael J. Caliel	—	—	—	—
David A.B. Brown	—	—	—	—
Rene J. Robichaud	—	—	7,500	$96,975
Andrew Atchison	—	—	—	—
James R. Easter	—	—	—	—
Steven F. Crooke	—	—	—	—
Larry Purlee	—	—	—	—
Ronald Thalacker	—	—	—	—
Gernot E. Penzhorn	—	—	—	—
David D. Singleton	—	—	—	—

(1)	The value realized upon vesting was calculated using the closing price of the Company’s Common Stock on the day prior to the date the shares vested multiplied by the number of shares vested. The shares held by Mr. Robichaud vested on June 25, 2014, and the value realized upon the vesting of such shares was calculated using the closing price of the Company’s Common Stock on the day prior to the date the shares vested ($12.93) multiplied by the number of shares vested.

Nonqualified Deferred Compensation

The following table sets forth the contributions made by our named executive officers and the earnings accrued on all such contributions under our Key Management Deferred Compensation Plan during the fiscal year ended January 31, 2015.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year(2) ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End (3)($)

Michael J. Caliel	—	—	—	—	—

David A.B. Brown	—	—	—	—	—

Rene J. Robichaud	—	—	$3,909	—	$40,056

Andrew Atchison	—	—	—	—	—

James R. Easter	—	—	—	—	—

Steven F. Crooke	—	—	$10	—	$205,964

Larry Purlee	—	—	$24,962	—	$187,606

Ronald Thalacker	$7,961	—	$10,483	—	$56,874

Gernot E. Penzhorn	—	—	$36,677	—	$350,237

David D. Singleton	$8,846	—	$16,608	—	$228,426

(1)	The salary deferrals reported in this column are included in the salary of each named executive officer for fiscal 2015 as indicated in footnote (6) to the Summary Compensation Table.

(2)	The earnings reported in this column are not included in the Summary Compensation Table as they are not above-market or preferential.

(3)

Includes amounts reported as salary in the Summary Compensation Table for fiscal 2014 of $2,115, $2,115, $3,846 and $4,231 for Messrs. Robichaud, Crooke, Penzhorn and Singleton, respectively; reported as salary in the Summary Compensation Table for fiscal 2013 of $5,000, $5,000 and $5,769 for Messrs. Robichaud, Crooke and Penzhorn, respectively. Also includes an amount reported as a bonus in the Summary Compensation Table for fiscal 2013 of $10,000 for Mr. Penzhorn.

Potential Payments Upon Change of Control, Retirement, Death or Disability

The following section describes the benefits that may become payable to certain Executives in connection with a termination of their employment with the Company or a change in control of the Company under arrangements in effect on January 31, 2015. This section also describes the separation agreements we entered into with Executives whose employment with Layne Christensen terminated in fiscal 2015. Because Mr. Brown served as President and Chief Executive Officer in an interim capacity and his service concluded before the end of fiscal 2015, this section does not address potential benefits payable to him. See “Compensation Discussion and Analysis—Leadership Changes in Fiscal 2015—Hiring of David A.B. Brown as interim Chief Executive Officer” for a description of any benefits that were payable to Mr. Brown in connection with his resignation as President and Chief Executive Officer upon the hiring of Mr. Caliel. Additionally, because the resignations by Messrs. Easter and Singleton during fiscal 2015 did not trigger any severance payment obligations on behalf of the Company, this section does not address potential benefits payable to either of them. Because the Company’s severance obligations to Messrs. Robichaud and Penzhorn have been determined following the termination of their employment during fiscal 2015, the actual severance payments owed to them are discussed under “—Separation Payments”.

Executive Severance Agreements

The Company has entered into severance agreements with Messrs. Caliel, Robichaud and Crooke, all of which are substantially similar. The severance agreements subject these Executives to certain restrictive covenants including covenants not to compete, confidentiality and non-solicitation of Company employees, which run during the term of the severance agreement. If an Executive fails to comply with these covenants (subject to a notice and right to cure period), the Company will not have the obligation to pay the severance benefits described in this section to the terminated Executive. The severance agreements also contain covenants not to compete and non-solicitation provisions that apply for 24 months after termination.

The severance agreements with Messrs. Crooke, Caliel and Robichaud generally provide:

●

If before a change of control, the Company terminates the Executive employment without “cause” or if the Company constructively terminates such Executive’s employment (i.e., the Executive leaves for “good reason”), the Executive is entitled to receive severance benefits that include (i) 24 months of continued base salary paid (a) in accordance with regular payroll practices with respect to Messrs. Robichaud and Crooke and (b) in a lump sum with respect to Mr. Caliel, (ii) continued vesting of service-based equity awards and a continued right to exercise outstanding stock options during this 24-month severance period, (iii) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or become vested at the time of and only if the underlying performance criteria is satisfied, (iv) for any performance-based stock options that become exercisable after the end of the 24-month severance period, such stock options will remain exercisable until the earlier of the original expiration date of the option or 90 days after the end of the 24-month severance period, (v) (a) with respect to Messrs. Crooke and Robichaud, continued participation in the Company’s welfare benefit plans (or comparable arrangements) throughout the 24-month severance period and (b) with respect to Mr. Caliel, a lump-sum payment equal to 24 times the present monthly amount of Layne Christensen’s total premium cost to cover Mr. Caliel under Layne Christensen’s health, vision and dental plans, as well as the cost of coverage of any of his eligible dependents enrolled as of the date of Mr. Caliel’s termination; (vi) with respect to Messrs. Crooke and Robichaud, payment of any applicable COBRA premiums; and (vii) with respect to Mr. Caliel only, payment of a pro-rata portion of any annual incentive bonus Mr. Caliel was eligible to receive during the year of Mr. Caliel’s termination assuming performance was achieved at 100% of target.

●

Following a change of control of the Company and for a three-year period following the change of control with respect to Messrs. Crooke and Robichaud and a two-year period following the change of control with respect to Mr. Caliel, the Company or its successor is obligated to both (i) continue to employ the Executive in a substantially similar position (at an equal or greater base salary as before the change of control) and (ii) provide the Executive with certain welfare benefits and bonus compensation opportunities similar to those of other similarly situated employees. Upon a change of control, all outstanding equity awards become immediately vested, exercisable or payable, as the case may be. If Messrs. Robichaud’s or Crooke’s employment is terminated by the Company without “cause” or is constructively terminated (i.e., the Executive leaves for “good reason”) during the three-year period following a change of control of the Company, he is entitled to: (i) a special lump-sum severance payment equal to the present value of the remaining base salary he would receive if he remained an employee until the later of the end of the third anniversary of the change of control or the second anniversary of his termination date; and (ii) coverage under all employee benefit plans (other than the Company’s 401(k) retirement plan) that covered him prior to termination until the later of the end of the third anniversary of the change of control or the second anniversary of his termination date. Mr. Crooke is additionally entitled to, with respect to any payments made pursuant to the severance agreement that are subject to the Internal Revenue Code’s penalty tax provisions for excessive “golden parachute payments”, reimbursement by the Company (on an after-tax basis) for the amount of any such penalty tax. If Mr. Caliel’s employment is terminated by Layne Christensen without cause or by Mr. Caliel for good reason during the two-year period following a change of control of Layne Christensen, Mr. Caliel is entitled to (i) payment of any accrued but unpaid base salary and payment of any benefits as required by the terms of any employee benefit plan or program of Layne Christensen, (ii) a lump-sum severance payment equal to two times Mr. Caliel’s base salary, (iii) a lump-sum severance payment equal to two times the amount of Mr. Caliel’s annual incentive bonus for the year in which his termination occurred assuming performance was achieved at 100% of target and (iv) a lump-sum payment equal to 24 times the present monthly amount of Layne Christensen’s total premium cost to cover Mr. Caliel under Layne Christensen’s health, vision and dental plans, as well as the cost of coverage of any of his eligible dependents enrolled as of the date of Mr. Caliel’s termination.

●

If the Executive’s employment is terminated due to death, the Executive’s estate or his beneficiaries will be entitled to receive (i) immediate acceleration of the vesting of the Executive’s service-based equity awards and the right to exercise the service-based stock options until the earlier of the original expiration date of the options or 12 months after the Executive’s date of death, (ii) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or become vested at the time of and only if the underlying performance criteria is satisfied, (iii) for any performance-based stock option that becomes exercisable due to the satisfaction of the underlying performance criteria, the continued right to exercise the option until the earlier of the option’s original expiration date or 12 months after the Executive’s date of death, and (iv) with respect to Mr. Caliel only, payment of a pro-rata portion of any annual incentive bonus he was eligible to receive during the year his employment was terminated, to the extent the underlying performance criteria were met.

●

If the Executive’s employment is terminated due to disability, the Executive will be entitled to (i) payment of a lump sum disability benefit equal to 12 months’ base salary, (ii) immediate acceleration of the vesting of his service-based equity awards and a continuation of his right to exercise any service-based stock options for a period of 12 months after the termination, (iii) for any performance-based equity award that is exercisable, payable or becomes vested only if the applicable performance-based criteria is satisfied, such performance-based award will become exercisable, payable or become vested at the time of and only if the underlying performance criteria is satisfied, (iv) for any performance-based stock options that have become exercisable due to the satisfaction of the underlying performance criteria, the continued right to exercise the options until the earlier of the option’s original expiration date or 12 months after the Executive’s termination due to disability, and (v) with respect to Mr. Caliel only, payment of a pro-rata portion of any annual incentive bonus he was eligible to receive during the year his employment was terminated, to the extent the underlying performance criteria were met.

●

With respect to Mr. Robichaud’s agreement only, if Mr. Robichaud becomes entitled to a special lump-sum severance payment described above, the amount of the special lump-sum severance payment will be increased by an amount (the “Increased Amount”) equal to the present value of the annual bonus Mr. Robichaud would have been paid under the Company’s annual incentive bonus plan (assuming performance goal achievement at the target level) had he remained an employee until the later of the end of the third anniversary of the change of control or the second anniversary of his termination date. At any time on or after July 29, 2014, the Board of Directors of the Company may elect, without the consent of Mr. Robichaud, to exclude this “Increased Amount” from the special lump-sum severance payment and such election by the Board of Directors will not be deemed an event giving rise to a “good reason” for Mr. Robichaud to terminate his employment or be considered a constructive termination of Mr. Robichaud’s employment.

Equity Award Agreements

The Executives are parties to restricted stock award, RSU award, stock option award, performance share and cash incentive award agreements made pursuant to the Company’s 2006 Equity Incentive Plan. The award agreements and the 2006 Equity Incentive Plan provide in varying degrees, as described in greater detail below, for acceleration of the vesting of the awards in connection with a change of control, the Executive’s retirement and the Executive’s death or disability.

Upon a change of control of the Company, each award agreement provides that all of the Executives’ equity awards will become immediately vested on the effective date of the change of control.

Upon the “retirement” of an Executive, which is defined under the equity award agreements as the Executive’s termination from all employment after attaining the age of 60 after having been employed by the Company or one of its affiliates for five years or more, the award agreements provide for various treatment of the awards. Under the restricted stock and performance share award agreements, the awards vest for the portion of the period during the term of the award in which the Executive was employed by the Company, subject to the satisfaction of the performance criteria specified therein. With respect to the restricted stock award agreements, the range of vesting varies from 0-150%. Under the RSU and option award agreements, the awards are accelerated in full upon the Executive’s retirement.

Upon the death or “disability” of an Executive, the award agreements provide for various treatment of the awards. Under the restricted stock, RSU and option award agreements, the vesting of the awards is accelerated. The restricted stock awards, while vested, become payable only if the performance targets specified are achieved. Under the performance share award agreements, the Executive is entitled to the fraction of the award that would have been payable at the end of the quarter immediately preceding the date on which the Executive ceased to be an employee. The amount of the award is payable at the end of the performance period subject to the achievement of the performance targets and is pro-rated based on the number of quarters during the performance period that the Executive was employed.

Mr. Robichaud also received a special inducement grant in the form of restricted stock, some shares of which were time-vesting and some of which are performance-vesting. These awards were not governed by the terms of his severance agreement. The unvested portion of the inducement grant was forfeited in connection with the termination of Mr. Robichaud’s employment.

Mr. Caliel also received a special inducement grant in the form of cash, which is performance-vesting, stock options and RSUs, some units of which are time-vesting and some of which are performance-vesting. These award grants are not governed by the terms of his severance agreement. Each agreement provides for the acceleration of the vesting of the awards, regardless of the achievement of any performance criteria (with respect to the stock option, RSU and cash incentive awards) upon the occurrence of a change of control of the Company. Additionally, each agreement provides for proportionate vesting or exercisability (with respect to the stock option award) upon the occurrence of a “Qualifying Involuntary Termination” (as defined under Mr. Caliel’s severance agreement) based on the number of days he was employed in the vesting period. If Mr. Caliel’s employment is terminated for any other reason, including his death, “disability”, “Cause” (as defined under his severance agreement) or other voluntary resignation, the award agreements each provide that he forfeits any unvested award amounts.

Termination Without Cause or Constructive Termination

The following table summarizes the severance benefits due Messrs. Caliel and Crooke under their severance agreements and equity award agreements upon their termination by the Company without cause, or their voluntary termination due to their constructive termination (assuming such termination occurred on January 31, 2015):

Name	Base Salary	Unvested Equity Compensation(1)	Benefits(2)	Annual Incentive Bonus	Total
Michael J. Caliel	$1,320,000	$41,139	$35,334	$54,247	$1,450,720

Steven F. Crooke	$800,000	$188,780	$73,221	—	$1,062,001

(1)

Represents value of unvested awards at January 31, 2015 that would become vested in the 24-month period following January 31, 2015. Stock options are valued based on the positive difference, if any, between the closing stock price of the Company’s Common Stock on January 31, 2015 and the exercise price for such options. With respect to performance-vesting restricted stock granted on February 1, 2012, the Company has determined that as of January 31, 2015 there was a 0% likelihood that the Company will achieve the performance conditions associated with such shares and the awards were forfeited on February 1, 2015. With respect to performance-vesting restricted stock granted on April 1, 2013, the Company has determined that as of January 31, 2015 there was a 100% likelihood that the Company will achieve the performance conditions associated with such shares. With respect to performance shares granted on May 1, 2014, the Company determined that as of January 31, 2015 there was a 100% likelihood that the Company will achieve the performance conditions associated with such shares. Accordingly, with respect to Mr. Crooke, shares of performance-vesting restricted stock have been assigned a value that is 0%, 100% and 100% of the value of the closing stock price of the Company’s Common Stock on January 31, 2015 for the 2012, 2013 and 2014 grants of performance-vesting restricted stock, respectively.

(2)	Assumes the executive earns the maximum Company match with respect to his health savings account for each year during the 24-month period.

Death

The following table summarizes the severance benefits due Messrs. Caliel and Crooke upon their death under their severance agreements and equity award agreements and the benefits due Messrs. Atchison, Purlee and Thalacker upon their death under their restricted stock, stock option, RSU and performance share award agreements (in each case assuming their death occurred on January 31, 2015):

Name	Unvested Equity Compensation(1)

Michael J. Caliel	—

Andrew Atchison	—

Steven F. Crooke	$236,788

Larry Purlee	$116,711

Ronald Thalacker	$46,286

(1)

These calculations represent the value of unvested awards at January 31, 2015 that would become vested upon their disability. Stock options are valued based on the positive difference, if any, between the closing stock price of the Company’s Common Stock on January 31, 2015 and the exercise price for such options. With respect to performance-vesting restricted stock granted on February 1, 2012, the Company has determined that there is a 0% likelihood that the Company will achieve the performance conditions associated with such shares and the awards were forfeited on February 1, 2015. With respect to performance shares granted on April 1, 2013, the Company has determined that there is a 100% likelihood that the Company will achieve the performance conditions associated with such shares. With respect to performance shares granted on May 1, 2014, the Company has determined there is a 100% likelihood that the Company will achieve the performance conditions associated with such shares. Accordingly, shares of performance-vesting restricted stock or performance shares, respectively, have been assigned a value that is 0%, 100% and 100% of the value of the closing stock price of the Company’s Common Stock on January 31, 2015 for the 2012, 2013 and 2014 grants of performance-vesting restricted stock and performance shares, respectively.

Disability

The following table summarizes the severance benefits due Messrs. Caliel and Crooke upon their disability under their severance agreements and equity award agreements and the benefits due Messrs. Atchison, Purlee and Thalacker upon their disability under their restricted stock, stock option, RSU and performance share award agreements (in each case assuming that their disability occurred on January 31, 2015):

Name	Base Salary	Unvested Equity Compensation(1)	Total

Michael J. Caliel	$660,000	—	$660,000

Andrew Atchison	—	—	—

Steven F. Crooke	$400,000	$236,778	$636,778

Larry Purlee	—	$116,711	$116,711

Ronald Thalacker	—	$46,286	$46,286

(1)

These calculations represent the value of unvested awards at January 31, 2015 that would become vested upon death. Stock options are valued based on the positive difference, if any, between the closing stock price of the Company’s Common Stock on January 31, 2015 and the exercise price for such options. With respect to performance-vesting restricted stock granted on February 1, 2012, the Company determined that there was a 0% likelihood that the Company would achieve the performance conditions associated with such shares and the awards were forfeited on February 1, 2015. With respect to performance shares granted on April 1, 2013, the Company has determined that there is an 100% likelihood that the Company will achieve the performance conditions associated with such shares. Accordingly, shares of performance-vesting restricted stock and performance shares, respectively, have been assigned a value that is 0% and 100% of the value of the closing stock price of the Company’s Common Stock on January 31, 2015 for the 2012 and 2013 grants of performance-vesting restricted stock and performance shares, respectively. With respect to performance shares granted on May 1, 2014, the Company has determined there is a 100% likelihood that the Company will achieve the performance conditions associated with such shares. Accordingly, the performance shares have been assigned a value that is 100% of the value of the closing stock price of the Company’s Common Stock on January 31, 2015.

Retirement

The following table summarizes the severance benefits due Mr. Purlee upon his retirement under his restricted stock, stock option, RSU and performance share award agreements (assuming his retirement occurred on January 31, 2015). Messers. Caliel, Crooke, Atchison and Thalacker are not retirement-eligible under the terms of the 2006 Equity Incentive Plan.

Name	Unvested Equity Compensation(1)

Larry Purlee	$117,400

(1)

These calculations represent the value of unvested awards at January 31, 2015 that would become vested upon retirement. Stock options are valued based on the positive difference, if any, between the closing stock price of the Company’s Common Stock on January 31, 2015 and the exercise price for such options. With respect to performance-vesting restricted stock granted on February 1, 2012, the Company determined that as of January 31, 2015, there was a 0% likelihood that the Company would achieve the performance conditions associated with such shares and the awards were forfeited on February 1, 2015. With respect to performance shares granted on April 1, 2013, the Company determined as of January 31, 2015, that there was a 100% likelihood that the Company would achieve the performance conditions associated with such shares. With respect to performance shares granted on May 1, 2014, the Company determined there was a 100% likelihood that the

Company would achieve the performance conditions associated with such shares. Accordingly, shares of performance-vesting restricted stock and performance shares, respectively, have been assigned a value that is 0%, 100% and 100% of the value of the closing stock price of the Company’s Common Stock on January 31, 2015 for the 2012, 2013 and 2014 grants of performance-vesting restricted stock and performance shares, respectively.

Change of Control

The following table summarizes the severance benefits due Messrs. Caliel and Crooke under their severance agreements and equity award agreements and the benefits due Messrs. Atchison, Purlee and Thalacker under their restricted stock, stock option, RSU and performance share award agreements upon a change of control (assuming the change of control occurred on January 31, 2015 and, for Messrs. Caliel and Crooke, the termination by the Company without cause, or their voluntary termination due to their constructive termination, on such date):

Name	Base Salary and Bonus(1)	Unvested Equity Compensation(2)	Benefits(3)	Total

Michael J. Caliel	$2,640,000	$1,553,348	$35,334	$4,228,682

Andrew Atchison	—	—	—	—

Steven F. Crooke	$1,073,201	$236,778	$66,280	$1,376,259

Larry Purlee	—	$169,356	—	$169,356

Ronald Thalacker	—	$104,418	—	$104,418

(1)

For Mr. Crooke, this amount represents the present value of three times his base salary as of January 31, 2015, paid out in bi-weekly installments over a three-year period using a discount rate of 7.5%. For Mr. Caliel, this amount represents two times his base salary as of January 31, 2015 and two times his annual incentive bonus amount (assuming performance goal achievement at the target level) that would have been paid under the Company’s annual incentive bonus plan in a lump sum. Beginning February 1, 2015, Mr. Caliel is eligible to receive an incentive bonus equal to 100% of his base salary if performance at target is achieved and the table above reflects that amount.

(2)

Represents value of unvested awards at January 31, 2015 that would become vested upon a change of control, regardless of whether the Executive’s employment is terminated, including all awards subject to performance conditions. Stock options are valued based on the positive difference, if any, between the closing price of the Company’s Common Stock on January 31, 2015 and the exercise price for such options.

(3)

Assumes the Executive earns the maximum Company match with respect to his health savings account for each year during the three-year period with respect to Mr. Crooke and two-year period with respect to Mr. Caliel.

Generally, all severance payments under the agreements will begin following the Executive’s termination of employment. However, as is provided for in the Severance Agreements, certain delays in payment timing may occur in order to comply with Section 409A of the Internal Revenue Code.

Separation Payments

Robichaud Separation. In connection with Mr. Robichaud’s termination of employment during fiscal 2015, he received the severance benefits provided in his existing severance agreement with the Company (described above) and his equity award agreements, for a termination by the Company “without Cause” (as defined therein). The total value of the benefits to be paid is $1,575,0441, assuming COBRA premiums will be paid for 18 months and all of the performance criteria of performance-based equity is satisfied. In order for the performance criteria to

1 Total includes $1,227,600 (24 months of base salary) + $295,037 (22,818 shares of performance-based equity awards assumed to vest valued at the closing price of the Company’s common stock the day before Mr. Robichaud’s termination ($12.93)) + $33,513 (24 months of employer payment of welfare plan participation) + $18,894 (18 months of COBRA premiums).

be satisfied, the Company’s stock price will need to close above $25.00 or higher for 30 consecutive trading days. These benefits generally consisted of (i) 24 months of continued base salary, (ii) continued vesting of equity-based awards and a continued right to exercise outstanding stock options during the 24-month severance period, (iii) for any performance-based equity award that was exercisable, payable or becomes vested only if the applicable performance-based criteria was satisfied, such performance-based award will become exercisable, payable or vested at the time of and only if the underlying performance criteria is satisfied, (iv) for any performance-based stock options that become exercisable after the end of the 24-month severance period, such stock options will remain exercisable until the earlier of the original expiration date of the option or 90 days after the end of the 24-month severance period, (v) continued participation in the Company’s welfare benefit plans (or comparable arrangements) throughout the 24-month severance period, and (vi) payment of any applicable COBRA premiums.

Ninety thousand of the unvested shares of restricted stock granted to Mr. Robichaud as an inducement grant when he became President and Chief Executive Officer were forfeited as a result of his termination of employment on June 25, 2014. The Board elected to accelerate the vesting of the remaining 7,500 shares of restricted stock that were part of Mr. Robichaud’s inducement grant that were scheduled to vest on July 29, 2014. Mr. Robichaud also forfeited 5,824 time-vesting RSUs granted on April 1, 2013, 16,142 time-vesting RSUs issued pursuant to a grant made June 6, 2014 and 77,402 performance shares granted on June 6, 2014, because the vesting dates were beyond the 24 month severance period.

Pursuant to the severance agreement, Mr. Robichaud is subject to certain confidentiality provisions and covenants not to compete. If the Company’s Board of Directors determines that Mr. Robichaud has failed to comply with the foregoing requirements at any time during the two year period following his termination of employment (subject to a notice and right to cure period in certain circumstances), the Company has no further obligation to pay amounts or provide benefits otherwise payable under the severance agreement.

Penzhorn Separation. In connection with Mr. Penzhorn’s departure on January 30, 2015, the Company and Mr. Penzhorn entered into a letter agreement and Mr. Penzhorn provided a release of claims in favor of the Company. Pursuant to the terms of the severance agreement, the Company agreed to provide to Mr. Penzhorn a severance package with a total value of $499,891.53, which included, among other things, (i) 12 months of continued salary paid in accordance with the Company’s normal payroll practices, (ii) continuation of the Company-paid portion of the premiums for Mr. Penzhorn’s coverage under the Company’s health, dental and vision plans for 12 months, and (iii) accelerated vesting of the Company’s contribution to the Company’s Deferred Compensation Plan made in 2011, resulting in an additional $182,487.81 benefit under that plan. Under the severance agreement, among other things, Mr. Penzhorn is subject to confidentiality and nondisparagement provisions, a 12-month noncompetition restriction and 12-month customer and employee nonsolicitation restrictions.

OWNERSHIP OF LAYNE CHRISTENSEN COMMON STOCK

The following table sets forth certain information as of February 13, 2015, except as otherwise provided, regarding the beneficial ownership of Layne Christensen Common Stock by each person known to the Board of Directors to own beneficially 5% or more of the Company’s Common Stock, by each director or nominee for director of the Company, by each named executive officer, and by all directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished by the respective directors, officers or 5% or more stockholders, as the case may be.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Shares Outstanding(1)

Van Den Berg Management I, Inc. (2)	2,976,945	15.2%

GAMCO Investors, Inc. (3)	2,460,723	12.5%

Rutabaga Capital Management(4)	2,160,181	11.0%

Highbridge International LLC(5)	2,615,384	9.9%

Invesco Ltd. (6)	1,857,183	9.5%

Dimensional Fund Advisors LP (7)	1,485,441	7.6%

BlackRock, Inc. (8)	1,287,362	6.6%

Royce & Associates, LLC (9)	1,241,817	6.3%

Name	Amount and Nature of Beneficial Ownership(1)		Percentage of Shares Outstanding(1)

Kopernik Global Investors, LLC(10)	1,015,329		5.2%
Michael J. Caliel	68,399	(11)	*
Andrew Atchison	7,299	(11)	*
Steven F. Crooke	149,646	(11)	*
Larry Purlee	50,532	(11)	*
Ronald Thalacker	15,020	(11)	*
Rene J. Robichaud	196,051	(11)	*
Gernot E. Penzhorn	17,709	(11)	*
David D. Singleton	21,717	(11)	*
James R. Easter	—		*
Nelson Obus	74,621	(12)	*
David A.B. Brown	110,163	(13)	*
J. Samuel Butler	18,705	(13)	*
Robert R. Gilmore	17,690	(13)	*
John T. Nesser III	7,898	(13)	*
All directors and executive officers as a group (14 persons)	573,817	(14)	2.9%

*	Less than 1%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes shares of Common Stock issuable pursuant to the exercise of stock options exercisable, or the conversion of convertible notes, within 60 days of February 13, 2015. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Percentage ownership calculations are based on 19,643,551 shares of Common Stock outstanding, plus for each beneficial owner either options exercisable, performance shares or performance-based RSUs that may vest, or convertible notes that are convertible, within 60 days of February 13, 2015 by that beneficial owner.

(2)

The ownership reported is based on Amendment No. 1 to Schedule 13D filed with the Securities and Exchange Commission on March 24, 2015 by Van Den Berg Management I, Inc., with a principal business address of 805 Las Cimas Parkway, Suite 430, Austin, TX 78746. Van Den Berg Management I, Inc., an investment adviser, furnishes investment advice to various investment advisory clients. In all cases, persons other than Van Den Berg Management I, Inc. have the right to receive, or the power to direct the receipt of, dividends from, or proceeds from the sale of the shares. The securities reported in the Schedule 13D are owned by Van Den Berg Management I, Inc. and investment advisory clients. To the knowledge of Van Den Berg Management I, Inc., the interest of any one such investment advisory client does not exceed 5% of the class of securities.

(3)

The ownership reported is based on Amendment No. 13 to Schedule 13D filed with the Securities and Exchange Commission on February 10, 2015, by GAMCO Investors, Inc. (“GBL”), with a principal business address of One Corporate Center, Rye, New York 10580-1435. GBL filed Amendment No. 13 to Schedule 13D on behalf of GGCP, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., Gabelli Securities, Inc., Gabelli Foundation, Inc. and Mario Gabelli. Amendment No. 13 to Schedule 13D reports that GAMCO Asset Management, Inc. has sole voting and dispositive power with respect to 1,587,303 shares of Common Stock, Gabelli Funds, LLC has sole voting and dispositive power with respect to 664,733 shares of Common Stock, Teton Advisors has sole voting and dispositive power with respect to 197,687 shares of Common Stock, Gabelli Foundation, Inc. has sole voting and dispositive power with respect to 9,000 shares of Common Stock and Gabelli Securities, Inc. has sole voting and dispotive power with respect to 2,000 shares of Common Stock. These entities engage in various aspects of the securities business, primarily as investment adviser to various institutional and individual clients, including registered investment companies and pension plans, and as general partner or the equivalent of various private investment partnerships or private funds. Certain of these entities may also make investments for their own accounts.

(4)

The ownership reported is based on Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2015, by Rutabaga Capital Management, with a principal business address of 64 Broad Street, 3rd Floor, Boston, MA 02109. Amendment No. 2 to Schedule 13G reports that Rutabaga Capital Management has sole voting power with respect to 1,855,257 shares of Common Stock, shared voting power with respect to 304,924 shares of Common Stock and sole dispositive power with respect to all of the shares of Common Stock that it beneficially owns.

(5)

The ownership reported is based on a Schedule 13G filed with the Securities and Exchange Commission on March 13, 2015, jointly by Highridge Capital Management, LLC and Highbridge International LLC, each with a principal business address of 40 West 57th Street, 33rd Floor, New York, New York 10019. The Schedule 13G reports that Highbridge International LLC may be deemed to beneficially own and has shared voting and dispositive power with respect to 2,042,735 shares of Common Stock issuable upon conversion of convertible notes and that Highbridge Capital Management, LLC, as the trading manager of Highbridge International LLC and Highbridge Tactical Credit and Convertibles Master Fund, L.P. (collectively, the “Funds”) may be deemed to beneficially own and has shared voting and dispositive power with respect to 2,615,384 shares of Common Stock upon conversion of the convertible notes held by the Funds. However, based upon the terms of the convertible notes, the holders thereof may not convert such securities if on any date, such holder would be deemed the beneficial owner of more than 9.9% of the then outstanding shares of the Common Stock. Based on the number of shares of Common Stock outstanding as of February 13, 2015, the Funds would not be able to convert all of the convertible notes beneficially owned by the Funds. Consequently, the “Percentage of Shares Outstanding” listed in the table gives effect to the 9.9% ownership cap.

(6)

The ownership reported is based on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2015, by Invesco Ltd., with a principal business address of 1555 Peachtree Street NE, Atlanta, GA 30309. As the ultimate parent company of the following entities, Invesco Ltd. filed its Schedule 13G on behalf of itself, Invesco Advisers, Inc., Invesco Canada Ltd., Invesco Trust Company, Invesco Hong Kong Limited, Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management S.A., Invesco Asset Management S.A., Invesco Asset Management Osterreich GmbH, Invesco Management S.A., Invesco Taiwan Limited, Invesco Asset Management (Japan) Limited, Invesco Asset Management Singapore Limited, Invesco Global Asset Management Limited, Invesco PowerShares Capital Management, Invesco Investment Advisers, LLC and Invesco Australia Ltd. The Schedule 13G reports that Invesco Ltd. has sole voting and sole dispositive power with respect to all of the shares it beneficially owns.

(7)

The ownership reported is based on Amendment No. 4 to Schedule 13G filed with the Securities and Exchange Commission on February 5, 2015 by Dimensional Fund Advisors LP, with a principal business address of Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Amendment No. 4 to Schedule 13G reports that Dimensional Fund Advisors LP has sole voting power with respect to 1,432,708 shares of Common Stock and sole dispositive power with respect to all of the shares of Common Stock that it beneficially owns. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. However, all securities reported in the Schedule 13G/A are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities.

(8)

The ownership reported is based on Amendment No. 5 to Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2015, by BlackRock, Inc., with a principal business address of 55 East 52nd Street, New York, New York 10022. Amendment No. 5 to Schedule 13G/A reports that Dimensional Fund Advisors LP has sole voting power with respect to 1,243,022 shares of Common Stock and sole dispositive power with respect to all shares of Common Stock that it beneficially owns.

(9)

The ownership reported is based on Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on January 13, 2015, by Royce & Associates, LLC, with a principal business address of 745 Fifth Avenue, New York, NY 10151. Amendment No. 2 to Schedule 13G reports that Royce & Associates, LLC has sole voting and dispositive power with respect to all of the shares it beneficially owns.

(10)

The ownership reported is based a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2015, by Kopernik Global Investors, LLC, with a principal business address of Two Harbour Place, 302 Knights Run Avenue, Suite 1225, Tampa, FL 33602. The Schedule 13G reports that Kopernik Global Investors, LLC has sole voting power with respect to 802,733 shares of Common Stock and sole dispositive power with respect to all of the shares of Common Stock that it beneficially owns.

(11)

Includes options for the purchase of 116,520, 28,207, 3,720, 103,405, 17,276 and 12,242 shares of the Company’s Common Stock exercisable within 60 days of February 13, 2015, granted to Messrs. Crooke, Purlee, Thalacker, Robichaud, Penzhorn and Singleton respectively. Also includes 68,399 of performance-based RSUs of the Company held by Mr. Caliel that vest, if at all, within three years of the grant date, in various percentages based on the level of performance targets achieved by the Company during the three-year period commencing on January 2, 2015. Also includes 6,733, 2,872, 2,509 and 22,818 performance shares of the Company held by Messrs. Crooke, Purlee, Thalacker and Robichaud, respectively, all of which vest, if at all, within three years of the grant date, in various percentages based on the level of certain performance targets achieved by the Company during the three-year period commencing April 1, 2013. Also includes 16,602, 7,081 and 6,187 performance shares of the Company held by Messrs. Crooke, Purlee and Thalacker, respectively, all of which vest, if at all, within three years of the grant date, in various percentages based on the level of certain performance targets achieved by the Company during the three-year period commencing May 1, 2014. Also includes 2,419, 393, 433 and 9,475 shares held indirectly by Messrs. Atchison, Thalacker, Penzhorn and Singleton, respectively, through their 401(k) accounts.

(12)

Mr. Obus is president of Wynnefield Capital, Inc. and a managing member of Wynnefield Capital Management, LLC. Both companies have indirect beneficial ownership in securities held in the name of Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Channel Partnership II, L.P. and the Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, which, combined, own 51,380 of the indicated shares. Also includes options for the purchase of 13,420 shares of the Company’s Common Stock exercisable within 60 days of February 13, 2015. Also includes 2,909 shares of restricted stock of the Company held by Mr. Obus.

(13)

Includes options for the purchase of 84,950 shares, 8,030 shares, 7,736 and 6,444 shares of the Company’s Common Stock exercisable within 60 days of February 13, 2015, granted to Messrs. Brown, Butler, Gilmore and Nesser, respectively. Includes 2,909 shares, 2,909 shares and 1,454 shares of restricted stock held by Messrs. Butler, Gilmore and Nesser, respectively.

(14)

Includes options for the purchase of 284,547 shares of the Company’s Common Stock exercisable within 60 days of February 13, 2015, granted to all directors and executive officers of the Company as a group. Also includes 32,275 shares of restricted stock that have not yet vested that have been granted to all directors and executive officers of the Company as a group. Also includes 68,399 shares of restricted stock of the Company, all of which vest, if at all, at January 2, 2018, in various percentages based on the level of certain performance targets achieved by the Company during that period. Also includes 17,523 performance shares of the Company, all of which vest, if at all, within three years of the grant date, in various percentages based on the level of certain performance targets achieved by the Company during the three-year period commencing April 1, 2013. Also includes 49,393 performance shares of the Company, all of which vest, if at all, within three years of the grant date, in various percentages based on the level of certain performance targets achieved by the Company during the three-year period commencing May 1, 2014. Also includes 8,176 shares held indirectly through 401(k) accounts. Options and shares of restricted stock held by Messrs. Robichaud, Easter, Singleton and Penzhorn, who were not executive officers as of February 13, 2015, and Mr. Helfet, who was not a director as of February 13, 2015, are not included in the total granted to all directors and executive officers of the Company as a group.

ITEM 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain top-quality executives, tie annual and long-term equity incentives to achievement of measurable corporate, business unit and individual performance objectives, and align the executives’ incentives with stockholder value creation. The overall compensation program is designed to reward a combination of strong individual performance, strong performance by the Company in meeting its long-term strategic goals and stock price appreciation.

Our compensation package for executive officers consists of a balance of base salary, annual bonuses under our Executive Incentive Compensation Plan, performance-based equity grants and certain employee benefits. To serve the best interests of stockholders, the Compensation Committee follows an executive compensation philosophy that emphasizes performance-based compensation, including stock options and performance-vesting restricted shares. The Compensation Committee periodically reviews our executive compensation practices to ensure they achieve our desired goals.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.

ITEM 3

FLEXIBLE SETTLEMENT FEATURE OF THE COMPANY’S 4.25% CONVERTIBLE NOTES DUE 2018

Summary

On November 12, 2013 and December 5, 2013, the Company issued Convertible Senior Notes (the “4.25% Notes”) in a private offering to qualified institutional buyers, pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The 4.25% Notes pay interest at a rate of 4.25% and are due in 2018. The aggregate principal amount of the 4.25% Notes was $125.0 million, of which the Company’s net proceeds after expenses were approximately $120 million. The Company used the net proceeds to repay the amounts then outstanding under its revolving credit facility and for working capital and general corporate purposes. As of the date of this Proxy Statement $69.5 million of the 4.25% Notes remain outstanding.

The 4.25% Notes are convertible into shares of the Company’s common stock (the “Common Stock”) at an initial conversion rate of 43.6072 shares per $1,000 principal amount of 4.25% Notes, which is equivalent to approximately $22.93 per share. The conversion right begins on May 15, 2018, or earlier upon the occurrence of certain specified events or the satisfaction of certain conditions. Additional information regarding the terms of the 4.25% Notes is below under “Summary of Terms and Conditions of the 4.25% Notes.”

As issued, the conversion of the 4.25% Notes may only be settled in shares of Common Stock. However, under the terms of the 4.25% Notes, the Company will have the option to settle conversions of the 4.25% Notes in cash, shares of Common Stock, or through any combination of cash and Common Stock, at the Company’s election. This option (referred to as the “Flexible Settlement Feature” in this Proxy Statement) is available only if the Company first obtains stockholder approval in accordance with the listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”). This approval is requested because, as a Nasdaq-listed company, the Company is subject to Nasdaq Listing Rule 5635(d)(2). This rule requires a company to obtain stockholder approval prior to the issuance of securities convertible into common stock equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value. Nasdaq views convertible debt that may be converted into cash as de facto convertible at less than the greater of book or market value. Accordingly, until stockholder approval is received, the 4.25% Notes are convertible only into shares of our Common Stock (at a conversion price reflecting a premium to market value at issuance).

The Company is requesting that the stockholders approve the Flexible Settlement Feature in order to provide the Company with flexibility in connection with how it settles conversions of the 4.25% Notes. Our Board believes that this flexibility will allow the Company to use the settlement method that is in the best interests of the Company and its stockholders at the time of a conversion of the 4.25% Notes, issuing shares of the Company’s Common Stock, if appropriate, or instead using cash to reduce dilution of existing stockholders. The Board unanimously recommends that the stockholders vote “FOR” this proposal.

Summary of Terms and Conditions of the 4.25% Notes

Below is a summary of the terms and conditions of the 4.25% Notes. The following summary contains basic information about the 4.25% Notes and is not a complete description of the 4.25% Notes. Stockholders should read the indenture, included as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on November 12, 2013, for a more detailed account of the terms and conditions of the 4.25% Notes. Copies of this document are also available from the Company upon request.

Maturity; Interest.   The 4.25% Notes will mature on November 15, 2018, unless earlier converted, redeemed or repurchased by the Company. The 4.25% Notes bear interest at a rate of 4.25% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning May 15, 2014.

Ranking.   The 4.25% Notes are the Company’s senior, unsecured obligations and rank equal in right of payment with the Company’s existing and future senior, unsecured debt, and are senior in right of payment to any future debt that is expressly subordinated to the 4.25% Notes. The Convertible Notes are structurally subordinated to all debt and other liabilities and commitments of the Company’s subsidiaries, including trade payables and any guarantees that the Company’s subsidiaries may provide with respect to any of the Company’s existing or future debt, and are effectively subordinated to any secured debt that the Company may incur to the extent of the assets securing such debt.

Conversion Right.   Prior to the close of business on the business day immediately preceding May 15, 2018, the 4.25% Notes are convertible only in the following circumstances:

●

during any calendar quarter commencing after the calendar quarter ending on December 31, 2013 (and only during such calendar quarter), if the last reported sale price of the Company’s Common Stock for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than 130% of the conversion price for the 4.25% Notes on such trading day;

●

during the five consecutive business day period immediately after any five consecutive trading day period (the five consecutive trading day period being referred to as the “measurement period”) in which the trading price per $1,000 principal amount of the 4.25% Notes, as determined following a request by a holder of the 4.25% Notes in the manner required by the 4.25% Notes indenture, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Common Stock and the conversion rate on such trading day;

●	upon the occurrence of specified corporate events described in the 4.25% Notes indenture; and

●	if the Company has called the 4.25% Notes for redemption.

On or after May 15, 2018, until the close of business on the business day immediately preceding the maturity date, holders of the 4.25% Notes may convert their 4.25% Notes at any time, regardless of the circumstances listed above. The initial conversion rate of the 4.25% Notes is 43.6072 shares of our Common Stock per $1,000 principal amount of 4.25% Notes, equivalent to a conversion price of approximately $22.93 per share of our Common Stock. The conversion rate is subject to customary anti-dilution adjustments. In addition, upon the occurrence of a “Make-Whole Fundamental Change” (as defined in the indenture governing the 4.25% Notes), the conversion rate may be increased by a certain number of additional shares of our Common Stock for a holder that converts its 4.25% Notes in connection with such Make-Whole Fundamental Change.

Conversion Settlement.   Upon conversion of the 4.25% Notes, the Company will deliver for each $1,000 principal amount of converted 4.25% Notes a number of shares of Common Stock equal to the conversion rate. However, if the Company receives stockholder approval of the Flexible Settlement Feature, it will settle conversions of the 4.25% Notes through payment or delivery, as the case may be, of cash, shares of Common Stock, or a combination of cash and stock, at the Company’s election. If the Company receives stockholder approval and the Company elects to satisfy its conversion obligation solely in cash or a combination of cash and shares of Common Stock, the amount of cash will be based on a daily conversion value or daily settlement value, respectively, for each trading day in a 40 trading-day observation period, as described in the indenture governing the 4.25% Notes.

Obligation to Purchase.   Upon the occurrence of a “fundamental change” (as defined in the 4.25% Notes indenture), holders of the 4.25% Notes may require the Company to purchase all or a portion of the 4.25% Notes for cash at a price equal to 100% of the principal amount of the 4.25% Notes to be purchased, plus any then accrued, but unpaid, interest.

Optional Redemption.   On and after November 15, 2016, and prior to the maturity date, the Company may redeem all, but not less than all, of the 4.25% Notes for cash if the sale price of the Common Stock equals or exceeds 130% of the applicable conversion price for at least 20 trading days during the 30 consecutive trading day period ending on, and including, the trading day immediately prior to the date the Company delivers notice of the redemption. The redemption price will equal 100% of the principal amount of the 4.25% Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

Additional Issuances.   Under the 4.25% Notes indenture, the Company has the right, without the consent of the holders of the 4.25% Notes, to reopen the 4.25% Notes indenture and issue additional 4.25% Notes in an unlimited aggregate principal amount with the same terms as the outstanding 4.25% Notes. The approval by stockholders of the Flexible Settlement Feature of the 4.25% Notes at the annual meeting will also apply to any additional 4.25% Notes that the Company may issue pursuant to this provision of the 4.25% Notes indenture. References in this Proxy Statement to the 4.25% Notes includes any subsequently issued additional 4.25% Notes.

Accounting Effect on Reported Financial Results

Based on the current terms of the 4.25% Notes, which require the Company to settle any conversion solely through the issuance of additional shares of Common Stock, we are required to include in our calculation of earnings per share the total number of shares of Common Stock into which our 4.25% Notes are convertible on an if-converted basis. If the stockholders approve this Proposal 3, the Company would be entitled to use the Flexible Settlement Feature, and elect at its option, to settle conversions of the 4.25% Notes in cash, by issuing shares of Common Stock, or any combination thereof.

Approval of this Flexible Settlement Feature may impact our diluted earnings per share calculation by allowing us to include the 4.25% Notes in our earnings per share calculation using the treasury stock method. Under the treasury stock method, only the incremental shares issuable upon conversion of the 4.25% Notes would be included in the calculation of diluted earnings per share. The treasury stock method may result in higher or lower diluted earnings per share of Common Stock, compared to computations using the current if-converted basis, depending upon our earnings levels and stock prices. To utilize the treasury stock method, the Company must maintain a substantive stated policy that provides a reasonable basis to believe that a stated, predetermined value of the indebtedness would be settled partially or wholly in cash. For example, a cash settlement policy would be considered to be substantive if the Company had the positive intent and ability, considering current and projected liquidity, to cash settle the face value and interest components of the 4.25% Notes upon conversion and had made disclosures of its intent to cash settle the face value and interest components thereof upon conversion. To date, the Company has not determined whether or not it will settle conversions of the 4.25% Notes in cash, assuming the stockholders approve Proposal 3. Even if the Company obtains stockholder approval, the terms of the Company’s debt instruments may in certain circumstances require the Company to settle conversions only in shares of Common Stock, which could prevent the Company from using the treasury stock method.

Reason for Stockholder Approval

The terms of the 4.25% Notes contemplate, but do not require, the Company to seek stockholder approval to permit the Flexible Settlement Feature, and the Company will not incur any penalties under the 4.25% Notes if the stockholders do not approve the Flexible Settlement Feature. The Board believes approval of the Flexible Settlement Feature will benefit the Company’s stockholders by providing the Company with flexibility in connection with how it settles conversions of the 4.25% Notes. Our Board believes that this flexibility will allow the Company to use the settlement method that is in the best interests of the Company and its stockholders at the time of a conversion of the 4.25% Notes, issuing shares of the Company’s Common Stock, if appropriate, or instead using cash to reduce dilution of existing stockholders.

Required Vote

The approval of the Flexible Settlement Feature requires the affirmative vote of a majority of the votes cast on the proposal. Broker non-votes and abstentions (which are not considered votes cast) will have no effect on this proposal.

The Board of Directors unanimously recommends that you vote “FOR” approval of the Flexible Settlement Feature for potential conversions of the 4.25% Notes.

ITEM 4

INCREASING THE NUMBER OF SHARES OF COMMON STOCK THAT ARE POTENTIALLY ISSUABLE UPON THE

CONVERSION OF THE COMPANY’S 8.00% SENIOR SECURED SECOND LIEN CONVERTIBLE NOTES

Summary

On February 4, 2015, we entered into exchange and subscription agreements, as amended (the “Purchase Agreements”), under which we agreed to sell up to $100 million aggregate principal amount of our 8.00% Senior Secured Second Lien Convertible Notes (the “8.00% Notes”) in a private offering to accredited investors and qualified institutional buyers, pursuant to Regulation D and Rule 144A under the Securities Act. Pursuant to the terms of the Purchase Agreements, investors (collectively, the “Investors”) that held approximately $55.5 million of the Company’s 4.25% Notes agreed to (i) exchange the 4.25% Notes owned by them for approximately $49.9 million of 8.00% Notes and (ii) purchase approximately $49.9 million aggregate principal amount of additional 8.00% Notes at a cash price equal to the principal amount thereof. We issued the 8.00% Notes on March 2, 2015. The sale of the 8.00% Notes generated net cash proceeds of approximately $45 million. The Company used a portion of the proceeds to repay amounts outstanding under its asset-based revolving credit agreement and the remaining net proceeds will be used for general corporate purposes. Additional information regarding the terms of the 8.00% Notes is below under “Summary of Terms and Conditions of the 8.00% Notes.”

The 8.00% Notes are convertible into shares of the Company’s Common Stock (and cash in lieu of fractional shares) until the close of business on the scheduled trading day immediately preceding the maturity date. Nasdaq Listing Rule 5635(d)(2) bars the Company from issuing securities convertible into or exercisable for shares of Common Stock equal to 20% or more of the shares of Common Stock or 20% or more of the voting power outstanding before the issuance. The number of shares of Common Stock that are issuable upon conversion of the 8.00% Notes, assuming all of the 8.00% Notes were converted, would exceed this 20% limit. However, Nasdaq Listing Rule 5635(d)(2) generally exempts such issuances if the conversion price is at least equal to the greater of book value or market value of the Common Stock at the time of such issuance (which, for purposes of the 8.00% Notes, was the date the Company entered into the Purchase Agreements). On that date, the market price per share of the Company’s Common Stock was $8.36 (the “Pricing Market Value”) and the book value was $10.22 (the “Pricing Book Value”). The initial conversion rate was 85.4701 shares per $1,000 principal amount of 8.00% Notes, which is equivalent to a conversion price of approximately $11.70 per share. Since the initial conversion price of $11.70 per share was greater than both the Pricing Book Value and Pricing Market Value, stockholder approval was not initially required. The 8.00% Notes indenture contains a cap on the number of shares issuable upon conversion of the 8.00% Notes of 119.6172 shares per $1,000 principal amount of the 8.00% Notes in connection with a “Make-Whole Fundamental Change” (as defined below), such that the conversion price will never be less than the Pricing Market Value as a result of a Make-Whole Fundamental Change, subject to certain customary anti-dilution adjustments (the “Conversion Rate Cap”). However, as described below, in certain situations, the conversion rate could increase above 97.8474, such that the conversion price would fall below the Pricing Book Value of $10.22 per share. If that were to happen, the shares issuable upon conversion of the 8.00% Notes would be considered under Nasdaq Listing Rule 5635(d)(2) to be issued for less than the Pricing Book Value in violation of such listing rule. In such circumstances, the 8.00% Notes indenture requires the Company to obtain stockholder approval prior to increasing the conversion rate to between 97.8474 and the Conversion Rate Cap (the “Book Value Conversion Rate Limitation”).

We are seeking stockholder approval to remove the Book Value Conversion Rate Limitation, which would have the effect of increasing the number of shares of Common Stock that are potentially issuable upon conversion of the 8.00% Notes as a result of certain events, such as Make-Whole Fundamental Changes, voluntary action by our Board of Directors and certain changes in our Common Stock, each of which is described briefly below and in more detail in the 8.00% Notes indenture. Proposal 4 will have no impact on the Conversion Rate Cap, which will remain in place.

Removing the Book Value Conversion Rate Limitation will provide our Board and management greater flexibility to propose, respond to or accept certain transactions or take other actions that the Board determines to be in the best interests of the Company and its stockholders. The Board of Directors unanimously recommends that you vote “FOR” approval of an increase in the number of shares of Common Stock that are potentially issuable upon the conversion of the Company’s 8.00% Notes.

Summary of Terms and Conditions of the 8.00% Notes

The following is a summary of the terms and conditions of the 8.00% Notes. The following summary contains basic information about the 8.00% Notes and is not a complete description of the 8.00% Notes. Stockholders should read the indenture governing the 8.00% Notes and the related security agreement and intercreditor and subordination agreement, which were included as Exhibits 4.1, 4.2 and 4.3, respectively, to the Current Report on Form 8-K filed by the Company on March 2, 2015.

Maturity; Interest.   The 8.00% Notes will mature on May 1, 2019; provided, however, that, unless all of the then-outstanding 4.25% Notes (or any permitted refinancing indebtedness in respect thereof) have been redeemed, repurchased, otherwise retired, discharged in accordance with their terms or converted into the Company’s Common Stock, or shall have been effectively discharged, in each case on or prior to August 15, 2018 or the scheduled maturity date of the 4.25% Notes (or any permitted refinancing indebtedness incurred in respect thereof) is extended to a date that is after October 15, 2019, the 8.00% Notes will mature on August 15, 2018. The 8.00% Notes bear interest at a rate of 8.00% per annum, payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2015.

Security.   The 8.00% Notes are secured by a lien on substantially all of the Company’s and its subsidiary guarantors’ assets whether now owned or hereafter acquired, subject to certain exceptions. The liens on the assets securing the 8.00% Notes are junior in priority to the liens (the “first priority liens”) on such assets securing debt (the “first priority debt”) of the Company’s or its subsidiary guarantors under the Company’s asset-based revolving credit facility.

Ranking.   The 8.00% Notes are the Company’s senior, secured obligations and:

●	rank senior in right of payment to all of the Company’s existing or future indebtedness that is specifically subordinated to the 8.00% Notes;

●

effectively rank senior in right of payment to all of the Company’s existing and future senior, unsecured indebtedness to the extent of the assets securing the 8.00% Notes, subject to the rights of the holders of the first priority liens;

●	effectively subordinated to any debt of the Company’s foreign subsidiaries; and

●	effectively subordinated to any of the Company’s first priority debt to the extent of the assets securing such debt.

Guarantees.   The 8.00% Notes are guaranteed by the Company’s subsidiaries that currently are co-borrowers or guarantors under the Company’s asset-based revolving credit agreement, as well as all of the Company’s future wholly owned U.S. restricted subsidiaries and, in certain cases, certain other subsidiaries of the Company. Each guarantee of the 8.00% Notes is the senior, secured obligations of the applicable subsidiary guarantor and:

●	ranks senior in right of payment to all existing or future indebtedness of that subsidiary guarantor that is specifically subordinated to such guarantee;

●

effectively ranks senior in right of payment to all existing and future senior, unsecured indebtedness of that subsidiary guarantor to the extent of the assets securing such guarantee, subject to the rights of the holders of the first priority liens; and

●	is effectively subordinated to any first priority debt of that subsidiary guarantor to the extent of the assets securing such debt.

Conversion Right.   The 8.00% Notes are convertible, at the option of the holders, at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will deliver, for each $1,000 principal amount of converted 8.00% Notes, a number of shares of the Company’s Common Stock equal to the conversion rate, together with cash in lieu of any fractional share.

The initial conversion rate is equal to 85.4701 shares of the Company’s stock per $1,000 principal amount of 8.00% Notes (equivalent to an initial conversion price of approximately $11.70 per share of Common Stock), and is subject to adjustment as set forth in the 8.00% Notes indenture. In addition, the Company may, in certain circumstances, increase the conversion rate for holders who convert their 8.00% Notes in connection with a “make-whole fundamental change” (as defined in the 8.00% Notes indenture).

No holder of the 8.00% Notes will have the right to convert any 8.00% Notes into shares of Common Stock to the extent that the conversion would cause that holder to beneficially own more than 9.9% of the shares of the Company’s Common Stock then outstanding after giving effect to the proposed conversion. A purported conversion that would violate this limitation will be void and have no effect to the extent (and only to the extent) that the conversion would cause the relevant holder to exceed this ownership limitation.

Obligation to Repurchase.   If a “fundamental change” (as defined in the indenture) occurs at any time prior to the maturity date of the 8.00% Notes, holders will have the right to require the Company to repurchase their 8.00% Notes in cash at a price equal to 100% of the principal amount of the 8.00% Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Company may also have the obligation to offer to repurchase the 8.00% Notes with the net cash proceeds from certain asset sales that exceed a certain threshold and are not reinvested in the Company’s business within the time period specified in the 8.00% Notes indenture. The purchase price would be equal to 100% of the principal amount of the 8.00% Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Optional Redemption.   At any time and from time to time prior to the maturity date, the Company may redeem for cash all, but not less than all, of the 8.00% Notes; provided, however, that the Company may not redeem the 8.00% Notes on a redemption date that is outside an “open redemption period” (as described below) unless the last reported sale price of the Company’s Common Stock equals or exceeds 140% of the conversion price in effect on each of at least 20 trading days during the 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company delivers the redemption notice.

For these purposes, an “open redemption period” means each of the periods (i) commencing on February 15, 2018 and ending on, and including, August 14, 2018 and (ii) commencing on November 1, 2018 and ending on April 30, 2019.

The redemption price will equal 100% of the principal amount of the 8.00% Notes to be redeemed, plus (i) accrued and unpaid interest, if any, to, but excluding, the applicable redemption date and (ii) if such redemption date is during an open redemption period, an additional payment equal to the present value, as of the redemption date, of interest on the 8.00% Notes through the end of the applicable open redemption period.

Additional Issuances.   Under the 8.00% Notes indenture, the Company has the right, without the consent of the holders of the 8.00% Notes, to reopen the 8.00% Notes indenture and issue additional 8.00% Notes in an unlimited aggregate principal amount with the same terms as the outstanding 8.00% Notes, provided that the incurrence of indebtedness represented by such additional 8.00% Notes is at such time permitted under the 8.00% Notes indenture. The approval by stockholders of an increase in the number of shares of Common Stock that may be issued upon the conversion of the 8.00% Notes at the annual meeting will also apply to any additional 8.00% Notes that the Company may issue pursuant to this provision of the 8.00% Notes indenture. References in this Proxy Statement to the 8.00% Notes includes any subsequently issued additional 8.00% Notes.

Potential Increases in Common Stock Issuable Upon Conversion of the 8.00% Notes

Increases in Common Stock Issuable Upon a “Make-Whole Fundamental Change”

Under the 8.00% Notes indenture, if a Make-Whole Fundamental Change occurs, the holders of the 8.00% Notes are entitled to additional shares upon conversion of the 8.00% Notes. The term “Make-Whole Fundamental Change” is defined in the 8.00% Notes indenture that was filed with our Form 8-K on March 2, 2015; however, it generally includes events such as:

(1)	the redemption of the 8.00% Notes;

(2)	a person or group other than the Company or its subsidiaries owning more than 50% of the voting power of the Company’s Common Stock;

(3)	the sale of all or substantially all of the Company’s assets to any person;

(4)

a merger or other transaction in which all of the Company’s Common Stock is exchanged for or converted into equity securities of another company (unless the Company’s stockholders own 50% of that company post-merger), other property or cash;

(5)	the liquidation or dissolution of the Company; or

(6)	the Company’s stock is no longer publicly traded.

The number of additional shares added to conversion rate in connection with a Make-Whole Fundamental Change depends on the date on which the event occurs and the stock price per share of the Company’s Common Stock for the Make-Whole Fundamental Change. The purpose of the adjustment to the conversion rate in connection with a Make Whole Fundamental Change is to provide holders of the 8.00% Notes with certain limited protections against adverse changes in the Company or the price of the Company’s Common Stock. The table below sets forth for the corresponding date and stock price, the number of additional shares issuable per $1,000 in principal amount of 8.00% Notes. For stock prices or dates between two prices or dates in the table, the number of additional shares will be determined by straight linear interpolation.

	Stock Price
Effective Date	$8.36	$10.50	$11.70	$14.00	$16.38	$20.00	$30.00	$40.00	$50.00	$75.00
March 2, 2015	34.1471	34.1471	34.1471	25.8448	20.3391	15.1569	9.4000	6.7549	5.2996	3.4943
May 1, 2015	34.1471	34.1471	34.1471	24.5957	19.2663	14.4164	8.7902	6.3185	4.9640	3.2770
May 1, 2016	34.1471	34.1471	33.3196	19.5104	14.7656	11.9693	7.7540	5.6154	4.4546	2.9558
May 1, 2017	34.1471	34.1471	28.2212	13.3534	9.8023	7.5550	4.8841	3.3717	2.5571	1.5154
May 1, 2018	34.1471	25.6779	21.0012	6.7418	4.9041	3.9783	2.5925	1.8792	1.4753	0.9449
May 1, 2019	34.1471	9.7680	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The 8.00% Notes indenture provides that the Company cannot increase the conversion rate under the Make-Whole Fundamental Change provision or engage in a transaction or take any voluntary action which would result in an increase in the conversion rate under the Make-Whole Fundamental Change provision without complying with the Nasdaq stockholder approval requirements. If a Make-Whole Fundamental Change occurs in connection with any inaction or non-voluntary action of the Company, then the Company may increase the conversion rate only to the extent that such increase does not violate Nasdaq Listing Rule 5635(d)(2). As a result, until stockholder approval for the issuance of the additional shares is obtained as provided in this Proposal 4, the conversion rate per $1,000 principal amount of 8.00% Notes may not be increased by more than 12.3773 additional shares as a result of a Make-Whole Fundamental Change. In the table above, the shaded numbers represent the combination of dates and stock prices for which we are limited to increasing the conversion rate by no more than 12.3773 shares in the event of the Make-Whole Fundamental Change. Due to the use of linear interpolation for stock prices and dates between two prices or dates in the table, the limitation could apply to other prices or dates between two prices or dates in the table.

The 8.00% Notes indenture also prohibits the Company from calling the 8.00% Notes for redemption at any time when the entire increase in the conversion rate pursuant to the Make-Whole Fundamental Change provisions described above do not permit the entire increase in the conversion rate.

If Proposal 4 is approved the full amount of the increase in the conversion rate reflected in the table above would be issuable in connection with a Make-Whole Fundamental Change.

Increases in Common Stock Issuable by Board of Directors

Subject to compliance with the Nasdaq Listing Rules, the 8.00% Notes indenture provides that the Company may voluntarily increase the conversion rate in two circumstances: (a) because it is in the best interest of the Company or (b) for tax reasons. The Company may increase the conversion rate of the 8.00% Notes for a period of at least 20 business days if such increase is irrevocable during such 20 business days and the Board determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the conversion rate to avoid or diminish income tax to holders of the Company’s Common Stock or rights to purchase shares of the Company’s Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event for U.S. federal income tax purposes. Until the Company obtains stockholder approval to remove the Book Value Conversion Rate Limitation, the Company may not voluntary increase the conversion rate in either of these circumstances such that the conversion rate per $1,000 principal amount of 8.00% Notes is between 97.8474 shares and the Conversion Rate Cap. If Proposal 4 is approved, any increase in the conversion rate that resulted in a conversion price below the Pricing Market Value would require further stockholder approval.

Other Conversion Rate Adjustments

The rate at which the 8.00% Notes are convertible into shares of our Common Stock may also be adjusted from time to time, as described in more detail in the 8.00% Notes indenture, if:

(1)

the Company exclusively issues shares of its Common Stock as a dividend or distribution on the Company’s Common Stock to all or substantially all holders of Common Stock, or if the Company effects a share split or share combination;

(2)

the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them to subscribe for or purchase shares of the Company’s Common Stock at a price per share that is less than the average of the closing sale prices of our Common Stock over a ten trading day period;

(3)

the Company distributes shares of its capital stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s capital stock or other securities, to all or substantially all holders of the Company’s Common Stock (subject to certain exclusions);

(4)	the Company pays any cash dividend or distribution to all or substantially all holders of its Common Stock; or

(5)

the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for our Common Stock, to the extent the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the last reported sale price of the Company’s Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

Until the Company has received stockholder approval to remove the Book Value Conversion Rate Limitation, the Company cannot increase the conversion rate under clauses (2) through (5) above such that the conversion rate per $1,000 principal amount of $8.00% Notes is between 97.8474 shares and the Conversion Rate Cap. If Proposal 4 is approved, any increase in the conversion rate that resulted in a conversion price below the Pricing Market Value would require further stockholder approval. We do not believe that the Nasdaq Listing Rules would limit adjustments under clause (1) above.

Reason for Stockholder Approval

We are asking our stockholders to consider and vote upon a proposal to approve of an increase in the number of shares of Common Stock that are potentially issuable upon the conversion of the Company’s outstanding 8.00% Notes in situations in which the Book Value Conversion Rate Limitation would apply. This proposal would have the effect of approving all increases in the conversion rate between 97.8474 shares of Common Stock per $1,000 principal amount of 8.00% Notes and the Conversion Rate Cap as a result of (i) any Make-Whole Fundamental Change, (ii) any voluntary action of the Board of Directors, and (iii) changes in our Common Stock described in clauses (2) through (5) above under “—Other Conversion Rate Adjustments.”

We currently do not know whether we will ever undergo an event that would constitute a “Make-Whole Fundamental Change” that would result in a conversion rate in excess of the Book Value Conversion Rate Limitation, whether we will ever effect any of the transactions described in clauses (2) through (5) above, or whether our board will ever decide that it is in the best interest of the stockholders to change the conversion rate. However, if the proposal is approved, then our board of directors and management will have greater flexibility if they determine that a Make-Whole Fundamental Change or other transaction would be in the best interests of the Company and its stockholders, even if the conversion price for those increases would otherwise result in the issuance of shares upon conversion of the 8.00% Notes at a conversion price below the Pricing Book Value.

Unless we have obtained stockholder approval for the removal of the Book Value Conversion Rate Limitation, we may not engage in any transaction, or take any voluntary action, that would result in a potential adjustment to the conversion rate that would be limited by the Book Value Conversion Rate Limitation. Therefore, until stockholder approval for the issuance of the additional shares is obtained as provided for in this Proposal 4, this restriction may discourage potential transactions that our stockholders may consider favorable.

We will not incur any penalties under the 8.00% Notes if the stockholders do not approve an increase in the number of shares of Common Stock that may be issued upon the conversion of the Company’s outstanding 8.00% Notes.

Possible Dilution of Stockholders

If stockholder approval is obtained, the number of shares of Common Stock that are potentially issuable through conversion of the 8.00% Notes will increase in situations in which the Book Value Conversion Rate Limitation currently applies. Such increase will potentially increase the dilution of the existing holders of Common Stock through conversion of the 8.00% Notes. As a comparison, with the Book Value Conversion Rate Limitation, the maximum number of shares that we may issue upon conversion of the 8.00% Notes is 9,873,653 shares of Common Stock (assuming no other adjustments to the conversion rate), which represents approximately 50.3% of the total number of shares of Common Stock outstanding as of the Record Date. If stockholder approval for this proposal is obtained, under the maximum conversion rate of 119.6172 shares per $1,000 in principal amount of the Notes, we may issue up to a total of 11,949,519 shares of Common Stock (assuming no other adjustments to the conversion rate), which represents approximately 60.8% of the total number of shares of Common Stock outstanding as of the Record Date. The rights and privileges associated with the Common Stock potentially issuable through conversion of the 8.00% Notes will be identical to the rights and privileges associated with the Common Stock held by our existing stockholders, including voting rights. Our Common Stock has no preemptive or conversion rights or other subscription rights. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable upon conversion of the 8.00% Notes will be, fully paid and non-assessable.

Required Vote

The approval of an increase in the number of shares of Common Stock that are potentially issuable upon the conversion of the Company’s outstanding 8.00% Notes requires the affirmative vote of a majority of the votes cast on the proposal. Broker non-votes and abstentions (which are not considered votes cast) will have no effect on this proposal.

The Board of Directors unanimously recommends that you vote “FOR” approval of an increase in the number of shares of Common Stock that are potentially issuable upon the conversion of the Company’s 8.00% Notes.

ITEM 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected the independent registered public accounting firm of Deloitte & Touche LLP to audit the books, records and accounts of the Company for the fiscal year ending January 31, 2016. Stockholders will have an opportunity to vote at the Annual Meeting on whether to ratify the Audit Committee’s decision in this regard.

Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since fiscal 1990. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

During fiscal 2014 and 2015, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, “Deloitte & Touche”) provided various audit and non-audit services to the Company as follows:

(a)

Audit Fees: Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and assessment of internal controls over financial reporting, and review of financial statements included in the Company’s Form 10-Q reports, as well as statutory audits for international entities and procedures for registration statements.

Fiscal 2015	Fiscal 2014

$5,430,442	$6,435,715

(b)	Audit-Related Fees: Audit-related fees include benefit plan audits and consultation on potential acquisitions and various other matters.

Fiscal 2015	Fiscal 2014

$48,200	$38,200

(c)	Tax Fees: Tax fees include income tax consultation and assistance in filing income tax returns.

Fiscal 2015	Fiscal 2014

$587,600	$265,100

(d)

All Other Fees: All other fees relate to licensing of access to an on-line accounting research facility and miscellaneous fees for services. The Company did not incur any fees relating to the design and implementation of financial information systems in either fiscal 2014 or fiscal 2015.

Fiscal 2015	Fiscal 2014

$5,290	$4,000

The Audit Committee of the Board of Directors has considered whether provision of the services described in sections (b), (c) and (d) above is compatible with maintaining the registered public accounting firm’s independence and has determined that such services have not adversely affected Deloitte & Touche’s independence.

The Audit Committee’s Policy for the Approval of Audit, Audit-Related, Tax and Other Services provided by the Independent Auditor provides for the pre-approval of the scope and estimated fees associated with the current year audit. The policy also requires pre-approval of audit-related, tax and other services specifically described by management on an annual basis and, furthermore, additional services anticipated to exceed the specified pre-approval limits for such services must be separately approved by the Audit Committee. Finally, the policy outlines nine specific restricted services outlined in the SEC’s rule on auditor independence that are not to be performed by the independent auditor. None of the services performed by Deloitte & Touche, as described above, were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

All of the services described in sections (b), (c) and (d) above were pre-approved by the Audit Committee.

Submission of the selection of the independent registered public accounting firm to the stockholders for ratification will not limit the authority of the Audit Committee to appoint another independent registered public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated. If the stockholders do not ratify the selection of Deloitte & Touche at the Annual Meeting, the Company intends to call a special meeting of stockholders to be held as soon as practicable after the Annual Meeting to ratify the selection of another independent registered public accounting firm as independent auditors for the Company.

The Board of Directors unanimously recommends that you vote “FOR” approval of the selection of Deloitte & Touche LLP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers, and certain persons who own more than 10% of the Company’s outstanding Common Stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership in Layne Christensen Common Stock and other equity securities. SEC regulations require directors, executive officers and certain greater than 10% stockholders to furnish Layne Christensen with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to Layne Christensen and written representations that no other reports were required, during the fiscal year ended January 31, 2015, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% stockholders were met.

OTHER BUSINESS OF THE MEETING

The Board of Directors is not aware of, and does not intend to present, any matter for action at the Annual Meeting other than those referred to in this Proxy Statement. If, however, any other matter properly comes before the Annual Meeting or any adjournment, it is intended that the holders of the proxies solicited by the Board of Directors will vote on such matters in their discretion in accordance with their best judgment.

ANNUAL REPORT

A copy of the Company’s Annual Report to Stockholders, containing financial statements for the fiscal year ended January 31, 2015, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. Such Annual Report is not to be regarded as proxy solicitation material.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 31, 2015 (THE “FORM 10-K”), EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF RECORD AS OF APRIL 13, 2015, UPON WRITTEN REQUEST ADDRESSED TO THE ATTENTION OF THE SECRETARY OF LAYNE CHRISTENSEN COMPANY AT 1800 HUGHES LANDING BOULEVARD, STE. 700, THE WOODLANDS, TX 77380. The Company’s Form 10-K is also available on its website at www.layne.com. Layne Christensen will provide a copy of any exhibit to the Form 10-K to any such person upon written request and the payment of the Company’s reasonable expenses in furnishing such exhibits.

ADVANCE NOTICE PROCEDURES/

STOCKHOLDER NOMINATION SUBMISSION PROCESS

Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 120 or more than 150 days prior to the first anniversary of the preceding year’s annual meeting—that is, with respect to the 2015 annual meeting, between January 7 and February 6, 2016. In addition, any stockholder who wishes to submit to the Board a potential candidate for nomination to the Board must deliver written notice of the nomination within this time period. Such stockholder’s notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director:

(a)    the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b)    a representation that such stockholder is a holder of record of stock of the Company entitled to vote in the election of directors at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(c)    the name and address of such stockholder, as it appears on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

(d)    the class and number of shares of the Company which are owned beneficially and of record by the nominating stockholder and each nominee proposed by such stockholder;

(e)    a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(f)    such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to Regulation 14A (17 C.F.R. Section 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended (“Exchange Act”), had the nominee been nominated, or intended to be nominated, by the Board of Directors; and

(g)    the consent of each nominee to serve as a director of the Company if so elected.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director of the Company.

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s Proxy Statement.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

It is presently anticipated that the 2016 Annual Meeting of Stockholders will be held on June 3, 2016. Stockholder proposals intended for inclusion in the Proxy Statement for the 2015 Annual Meeting of Stockholders must be received at the Company’s offices, located at 1800 Hughes Landing Boulevard, Ste. 700, The Woodlands, Texas 77380, no later than January [6], 2016. Such proposals must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission. Stockholder proposals should be addressed to the attention of the Secretary or Assistant Secretary of Layne Christensen.

HOUSEHOLDING

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one annual report and Proxy Statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank or other nominee will have sent one copy of our Annual Report to Stockholders and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank or other nominee. If you did not receive an individual copy of our Annual Report to Stockholders and Proxy Statement, we will send copies to you if you contact us at 1800 Hughes Landing Boulevard, Ste. 700, The Woodlands, Texas 77380, (281) 475-2600, Attention: Corporate Secretary. If you and other residents at your address have been receiving multiple copies of our Annual Report to Stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

By Order of the Board of Directors.

Steven F. Crooke

Senior Vice President — Chief Administrative Officer,

General Counsel and Secretary

May [•], 2015

The Woodlands, Texas

  LAYNE CHRISTENSEN COMPANY

  IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3, 4 and 5.

Item 1: Election of six directors to hold office for terms expiring at the 2016 annual meeting of stockholders.	+

	For	Withhold		For	Withhold		For	Withhold
01 – David A.B. Brown	☐	☐	02 – Michael J. Caliel	☐	☐	03 – J. Samuel Butler	☐	☐

04 – Nelson Obus	☐	☐	05 – Robert R. Gilmore	☐	☐	06 – John T. Nesser III	☐	☐

		For	Against	Abstain
Item 2:	Advisory vote to approve named executive officer compensation.	☐	☐	☐

		For	Against	Abstain
Item 4:	Proposal to approve increasing the number of Common Stock potentially issuable upon the Conversion of the Company’s 8.00% Senior Secured Second Lien Convertible Notes.	☐	☐	☐

		For	Against	Abstain
Item 3:	Proposal to approve the flexible settlement feature of the Company’s 4.25% Convertible Notes due 2018.	☐	☐	☐
		For	Against	Abstain
Item 5:	Proposal to ratify the selection of the accounting firm of Deloitte & Touche LLP as Layne Christensen’s independent auditors for the fiscal year ending January 31, 2016.	☐	☐	☐

      In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¡	1UPX	+

01NA0C

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.      ▼

Proxy — LAYNE CHRISTENSEN COMPANY	+

2015 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David A.B. Brown, Michael J. Caliel and Steven F. Crooke, and each of them, each with the power to act alone and with full power of substitution and revocation, as attorneys and proxies of the undersigned to attend the 2015 Annual Meeting of Stockholders of Layne Christensen Company (“Layne Christensen”) to be held at Layne Christensen’s Corporate Headquarters, located at 1800 Hughes Landing Blvd., Ste. 700, The Woodlands, Texas 77380, on Friday, June 5, 2015, commencing at 10:00 a.m., local time, and at all adjournments thereof, and to vote all shares of capital stock of Layne Christensen which the undersigned is entitled to vote with respect to the matters on the reverse side, all as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May    , 2015.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, 3, 4 and 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

(Continued, and to be signed, on other side)

C	Non-Voting Items

Change of Address — Please print new address below.

¡	+